The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-251054
SUBJECT TO COMPLETION, DATED DECEMBER 1, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 1, 2020)
FuelCell Energy, Inc.
34,518,539 Shares
Common Stock
We are offering 19,822,219 shares of our common stock. The selling stockholders identified in this prospectus supplement are offering an additional 14,696,320 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.
Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.” On November 30, 2020, the last reported sale price of our common stock was $10.20 per share.
Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and subsequently filed Current Reports on Form 8-K, for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholders	$	$

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase an additional 5,177,781 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $      and the total proceeds to us, before expenses, will be $      . The selling stockholders will not receive any proceeds from the exercise of the underwriters’ option to purchase additional shares from us.
The underwriters expect to deliver the shares of common stock against payment on or about December   , 2020.
Sole Book-Running Manager
J.P. Morgan
The date of this prospectus supplement is December   , 2020.

S-i

About This Prospectus Supplement and Prospectus
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, or in any document incorporated by reference herein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.
You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you carefully before you invest. These documents contain important information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the heading “Where You Can Find Additional Information” on page S- 57 of this prospectus supplement and on page 12 of the accompanying prospectus and under the heading “Incorporation by Reference” on page 1 of the accompanying prospectus.
Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.
Neither we, the selling stockholders, nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
For purposes of this prospectus supplement and the accompanying prospectus, references to “FuelCell Energy,” “we,” “our,” “our Company” and “the Company” are to FuelCell Energy, Inc. and our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

S-ii

Cautionary Statement Regarding Forward-Looking Statements
This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
general risks associated with product development and manufacturing;

•
general economic conditions;

•
changes in the utility regulatory environment;

•
changes in the utility industry and the markets for distributed generation, distributed hydrogen, and carbon capture-configured fuel cell power plants;

•
potential volatility of energy prices;

•
availability of government subsidies and economic incentives for alternative energy technologies;

•
our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market;

•
rapid technological change;

•
competition;

•
the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue;

•
market acceptance of our products;

•
changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States (“GAAP”);

•
factors affecting our liquidity position and financial condition;

•
government appropriations;

•
the ability of the government and third parties to terminate their development contracts at any time;

•
the ability of the government to exercise “march-in” rights with respect to certain of our patents;

•
the arbitration and other legal proceedings with POSCO Energy Co., Ltd. (“POSCO Energy”);

•
our ability to implement our strategy;

•
our ability to reduce our levelized cost of energy and our cost reduction strategy generally;

•
our ability to protect our intellectual property;

•
litigation and other proceedings;

•
the risk that commercialization of our products will not occur when anticipated;

•
our need for and the availability of additional financing;

•
our ability to generate positive cash flow from operations;

S-iii

•
our ability to service our long-term debt;

•
our ability to increase the output and longevity of our power plants and to meet the performance requirements of our contracts;

•
our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies;

•
changes by the U.S. Small Business Administration (the “SBA”) or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Paycheck Protection Program or related administrative matters;

•
concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the 2019 Novel Coronavirus (COVID-19), and resulting supply chain disruptions, shifts in clean energy demand, impacts to our customers’ capital budgets and investment plans, impacts to our project schedules, impacts to our ability to service existing projects, and impacts on the demand for our products; and

•
the other factors, risks and uncertainties described in or incorporated by reference into this prospectus supplement, including under the caption “Risk Factors,” and the accompanying prospectus.

Any forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements, whether oral or written, for any reason, whether as a result of new information, future events or otherwise. In addition to the factors outlined above, new risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

S-iv

Prospectus Supplement Summary
The following summary highlights basic information about FuelCell Energy and this offering. Because this is a summary, it does not contain all of the information that may be important to you. You should review the entirety of this prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please carefully read the “Risk Factors” section beginning on page S- 12 of this prospectus supplement.
Company Overview
Our Business
FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, we are uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and South Korea, and we are pursuing opportunities in other countries around the world.
FuelCell Energy, based in Connecticut, was founded in 1969 as a New York corporation to provide applied research and development services on a contract basis. We completed our initial public offering in 1992 and reincorporated in Delaware in 1999. We began selling stationary fuel cell power plants commercially in 2003.
Leadership
We believe our leadership in clean energy has significant benefits for our customers and the sustainability of our planet.
•
Early Mover:   We aim to be a leader in key areas of the clean energy value chain. We are the only fuel cell that is CARB certified utilizing biogas. Our proprietary carbon capture solution is the only solution that we know of that simultaneously produces power rather than consumes it, and produces hydrogen for distributed applications and emerging electrolysis.

•
Customer Enablement:   Our fuel cell platforms are designed to be clean, efficient and reliable and help our customers achieve their sustainability goals while meeting their critical business needs. These efficient and environmentally friendly products support the “Triple Bottom Line” concept of sustainability, consisting of environmental, social and economic considerations.

•
Intellectual Property:   FuelCell Energy’s innovation is embodied in our intellectual property, including 102 U.S. patents and 186 patents in other jurisdictions covering our fuel cell technology (in certain cases covering the same technology in multiple jurisdictions).

•
International Standard Pacesetter:   FuelCell Energy is certified for compliance to ISO 14001:2015 which allows organizations to improve environmental performance through more efficient use of resources and reduction of waste.

•
Engineered for Reuse:   Our solutions are engineered for recycling and reuse, which sets us apart from other sources of clean energy technology such wind turbines, solar cells and batteries that are typically discarded in landfills.

Our Team
Our senior leadership team is comprised of industry veterans, representing over 200 years of collective experience in the power industry, alternative energy, advanced manufacturing and disruptive technologies.

Our Business Model
Our business model is based on multiple revenue streams, including power platform and component sales; recurring service revenue, mainly through long-term service agreements; recurring electricity, capacity and renewable attribute sales under power purchase agreements (“PPAs”) and tariffs for projects we retain in our generation portfolio; and revenue from public and private industry research contracts under Advanced Technologies.
We are a complete solutions provider, controlling the design, manufacturing, sales, installation, operations and maintenance of our patented fuel cell technology under long-term power purchase and service agreements. When principally utilizing long-term PPAs, the end-user of the power or utility hosts the installation and only pays for power as it is delivered, avoiding up-front capital investment. We also develop projects and sell equipment directly to customers, providing a complete solution of engineering, installing and servicing the fuel cell power plant under an engineering, procurement and construction agreement and a long-term maintenance and service agreement. FuelCell Energy maintains the long-term recurring service obligation and associated revenues running conterminous with the life of the project.
Our Sales and Marketing Approach
Consistent with our overall strategy, our engineers and scientists focus our innovation on continuously developing highly sophisticated technical solutions that meet customer needs. Our sales and marketing teams focus on presenting solutions that we expect will lead to long term and repeatable sales opportunities. We have structured our sales efforts along our differentiated capabilities and major end-user market offerings.
FuelCell Energy is focused on using our proprietary technology to pursue four significant energy opportunities, each of which we believe is important to the world achieving the desired outcomes from the energy transition: sustainability and environmental stewardship while improving the world’s living conditions.
1.
Distributed Generation

a.
Microgrid/Grid Resiliency

b.
Combined Heat & Power (CHP)

c.
Carbon Capture, Separation and Utilization

d.
Multi-Fuel Capabilities

2.
Distributed Hydrogen

a.
Hydrogen production at the point of use removing transportation cost

b.
Hydrogen co-produced with power, water, and thermal energy

3.
Hydrogen Energy Storage and Hydrogen Power Generation

a.
High Efficiency Solid Oxide Electrolysis

b.
Carbonate Electrolysis with Reforming and Purification (REP)

c.
Carbon free power generation

d.
Unlimited storage opportunity

4.
Carbon Capture

a.
Capture carbon while simultaneously producing power to offset the costs of carbon capture

b.
Climate mitigation — reduce CO2 emissions

c.
Enables the continued use of abundant fossil fuels

FuelCell Energy’s technology across these four opportunities creates significant optionality for the Company.

We market different configurations and applications of our SureSource platform to meet specific market needs, including:
•
On-Site Power (Behind the Meter):   Customers benefit from improved power reliability and energy security from on-site power that reduces reliance on the electric grid in an environmentally responsible manner. Utilization of the high quality thermal energy produced by the fuel cell in a CHP configuration supports economic and sustainability goals by lessening or even avoiding the need for combustion-based boilers for heat and its associated cost, pollutants and carbon emissions. Heat can be used to produce hot water or steam or to drive high efficiency absorption chillers for cooling applications for commercial and industrial customers.

•
Utility Grid Support:   Our SureSource power platforms are scalable, which enables siting multiple fuel cell power plants together in a fuel cell park. Fuel cell parks enable utilities to add clean and continuous multi-megawatt power generation on a very small footprint when and where needed and enhance the resiliency of the electric grid by reducing reliance on large central generation plants and the associated transmission system. Deploying our SureSource power platforms throughout a utility service territory can also help utilities comply with government-mandated clean energy regulations, meet air quality standards, maintain continuous power output and improve grid reliability. Our fuel cells can firm-up the total utility power generation solution when combined with intermittent power generation, such as solar or wind, or less efficient combustion-based equipment that provides peaking or load following power.

•
Microgrid Applications:   SureSource platforms can also be configured as a microgrid, either independently or with other forms of power generation, to provide continuous power and a seamless transition during times of grid outages. We have multiple installations of our solutions operating within microgrids, some individually and some with other forms of power generation.

•
Distributed Hydrogen:   SureSource platforms are configurable to deliver on-site hydrogen for transportation, industrial applications, natural gas blending, and repowering combustion-based equipment with zero carbon hydrogen. The SureSource Hydrogen platform utilizes proprietary fuel cells configured to simultaneously generate three value streams — power generation, hydrogen, and thermal energy.

•
Carbon Utilization:   SureSource platforms do not combust fuel, and because fuel and air are reacted separately before mixing, carbon dioxide from the fuel is not initially diluted by air and can be easily extracted from the system for utilization or sequestration, significantly reducing the carbon footprint of the generated power. A few attractive applications for this developing technology are the on-site production of carbon dioxide for industrial use, production of dry ice/ultra-cold freezing, and use in beverage and food applications.

Our Long-Term Strategy
In 2019, we launched our “Powerhouse” strategy to strengthen our business, maximize operational efficiencies and position us for future growth. Looking ahead, we have updated the pillars of our Powerhouse Strategy to reflect our future focus and to affirm our commitment to leadership in sustainability.
Transform — Build a Durable Financial Foundation and Enhance Financial Results
Continuing from the transformational groundwork originally laid out in 2019, building balance sheet strength is an ongoing focus as FuelCell Energy grows:
•
Enhanced liquidity:   Executed public offering of common stock and at-the-market sales of common stock, improving liquidity with gross proceeds of more than $175 million at an efficient cost of capital

Strengthen — Drive Operational Excellence
•
Capital structure:   Enhancing liquidity and reducing cost of borrowing to deliver an overall lower cost of capital

•
Capital deployment:   Making investments that further enhance performance, advance product commercialization, reduce costs and generate return on our investment

•
Operational excellence:   Executing on our project backlog; lean resource management driving reductions in operating expense

Grow — Penetrate Significant Market Opportunities Where We Can Win
•
Optimization of core business:   Capitalizing on our core technological strengths in key markets, including biofuels, microgrids, hydrogen, and carbon separation and utilization

•
Commercial excellence:   Strengthening customer relationships and building a customer-centric reputation; building our sales pipeline by increasing focus on targeted differentiated applications, product sales and geographic market and customer segment expansion

•
Innovation:   Successfully delivering extended life stack modules; expanding commercialization of new technologies including proprietary gas treatment systems, advancing hydrogen and carbon capture, utilization, and sequestration

•
Geographic and market expansion:   Targeting growth opportunities in South Korea, Europe, and across Asia

Our Durable Competitive Advantages
•
Innovation and Sustainability:

•
Intellectual property that we believe makes new entry to the market challenging

•
Product portfolio that consists of several technologies that are attractive based on market economics, not government mandate

•
Products characterized by sustainability over full lifecycle versus other “clean” technologies such as wind turbines, solar panels and batteries for which recycling is neither economical nor practical, and that often rely on rare earth minerals, disruptive mining and geopolitical risk

•
Technologies that fulfill society’s fundamental need for energy without requiring that users/society change the way they live or use energy

•
Excellence:

•
Operational excellence programs and lean resource management aim to maximize cost-reduction opportunities while improving safety and product quality

•
Lean management which drives proprietary manufacturing processes that increase speed to market and cost competitiveness

•
Engagement & Understanding:

•
Strategic innovation and development relationships with the U.S. Department of Energy and ExxonMobil Research and Engineering provide funding and encourage technology development

•
Footprint in the United States, Asia and Europe provides strategic channels of distribution and allows economical product support

Recent Events
Recent Financial Results (Preliminary and Unaudited)
Our audited consolidated financial statements for the fiscal year ended October 31, 2020 are not yet available. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update or revise the estimates set forth in this prospectus supplement as a result of new information, future events or otherwise, except as otherwise required by law. These estimates may differ from actual results. Actual results remain subject to the completion of our fiscal year-end closing process, which includes a final review by our management and audit committee. During the course of the preparation of the financial statements and related notes and our final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimates of our financial results described below and the actual financial results we will report for the fiscal year ended October 31, 2020.
The preliminary estimates for the three months and fiscal year ended October 31, 2020 described below have been prepared by, and are the responsibility of, management. KPMG LLP, our independent registered public accounting firm, has not audited, reviewed or performed any procedures with respect to such preliminary information. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.
We preliminarily estimate the following:
•
Revenue for the three months ended October 31, 2020 is expected to be in the range of $16.0 million to $17.5 million compared to $11.0 million for the three months ended October 31, 2019. Revenue for the fiscal year ended October 31, 2020 is expected to be in the range of $70.0 million to $71.5 million compared to $60.8 million for the fiscal year ended October 31, 2019.

•
Gross loss for the three months ended October 31, 2020 is expected to be in the range of $(7.0) million to $(8.5) million compared to $(23.4) million for the three months ended October 31, 2019. Gross loss for the fiscal year ended October 31, 2020 is expected to be in the range of $(7.0) million to $(8.5) million compared to $(21.3) million for the fiscal year ended October 31, 2019. Operating results for the three months ended October 31, 2020 above were adversely impacted by, among other things, timing of advanced technology activities, higher service costs during the three month period, and an impairment charge during the three month period relating to our Triangle Street project (which we estimate on a preliminary basis to be approximately $2.4 million).

•
Our net loss per share attributable to common stockholders for the three months ended October 31, 2020 is expected to be approximately in line or slightly below the prior three month period ended July 31, 2020, and our adjusted earnings before interest, taxes, depreciation and amortization for the three months ended October 31, 2020 is expected to be lower than the prior three month period ended July 31, 2020.

•
Cash and cash equivalents is expected to total approximately $192.1 million as of October 31, 2020, which includes $149.9 million of unrestricted cash and cash equivalents and $42.2 million of restricted cash and cash equivalents. This compares to Cash and cash equivalents of approximately $39.8 million as of October 31, 2019, which included $9.4 million of unrestricted cash and cash equivalents and $30.3 million of restricted cash and cash equivalents.

Net Operating Loss (“NOL”) Carryforwards
As of October 31, 2019, we had federal and state NOL carryforwards of $850.0 million and $438.8 million, respectively. Federal NOL carryforwards generated prior to our fiscal year 2018 will expire in varying amounts from fiscal years 2020 through 2037, while state NOL carryforwards expire in varying amounts from fiscal years 2020 through 2039. Federal NOLs generated beginning in fiscal year 2018 are not subject to expiration but may be subject to limitation. These federal and state NOLs are a significant component of our deferred tax assets, which have been fully offset by a valuation allowance. NOLs may be utilized to reduce future taxable income, subject to certain limitations if there is an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). An ownership change occurs if the owner shift over a three year period, as calculated under Section 382, is greater than 50%. The consummation of our common stock offering that closed on October 2, 2020 resulted in an owner shift greater than 50%.
Following an ownership change, the amount of federal NOLs that can be used to offset taxable income will be subject to a Section 382 annual limitation. Generally, the annual limitation equals the product of (i) the fair market value of our outstanding equity, including both common stock and certain preferred stock, immediately prior to the ownership change, multiplied by (ii) the applicable federal long-term, tax exempt rate. Additionally, if we have a net unrealized built-in gain (by comparing market capitalization plus total liabilities to the book value of assets) at the time of the ownership change, certain built-in gains recognized within five years after the ownership change (the “recognition period”) may increase the amount of the otherwise available limitation.
Based on our approximate market capitalization of $503 million and the federal long-term, tax exempt rate of 0.89 percent at the time of closing of the offering on October 2, 2020, our annual Section 382 limitation would be approximately $4.5 million. We have not yet calculated any net unrealized built-in gain at the time of the ownership change or the expected built-in gains likely to be recognized during the five-year recognition period.
In September of 2019, the Treasury Department published proposed Section 382 regulations that would govern the calculation of the recognized built-in gains that increase the amount of federal NOLs that can be utilized during the five-year recognition period. If finalized as proposed, these regulations would limit the increase to the amount of the otherwise available Section 382 limitation for recognized built-in gains to those realized through actual disposition of built-in gain assets.
These regulations have not been finalized but provide for an effective date of 30 days after the final regulations are published. Since the offering that closed on October 2, 2020 resulted in an owner shift greater than 50%, we should still be able to rely on the prior, more favorable built-in gain rules.
With respect to state NOLs, certain states follow the Section 382 annual limitation guidelines with respect to an ownership change; however, the State of Connecticut does not. Based upon a preliminary analysis, we estimate that the remaining state NOLs following the ownership change would be approximately $409.9 million.
As noted above, we have and will continue to maintain a full valuation allowance against deferred tax assets as management believes that significant uncertainty exists surrounding the recoverability of any deferred tax assets.
Project Awards
Shared Clean Energy Facilities Project Awards
On September 29, 2020, we announced multiple project awards by the local Connecticut electric distribution companies totaling 11.2 megawatts (“MW”), as part of the state-sponsored Shared Clean Energy Facility program. After reaffirming the project selection process on multiple occasions, on November 16, 2020, the Public Utilities Regulatory Authority (“PURA”) inexplicably reversed itself and issued a ruling ordering one of the local electric distribution utilities to re-examine and re-evaluate the bids, and submit any revisions to its selected winners on December 4, 2020. We believe PURA’s action to be unlawful and contrary to established precedent. We are evaluating our options in the event that our project awards are not confirmed. However, there can be no assurance that PURA’s action will not result in the loss or modification of some or all of the Shared Clean Energy Facility project awards we previously announced. In addition, there can be no assurance that any such project awards will result in executed power purchase contracts.
Long Island Power Authority Project Awards
In July 2017, we were awarded three projects on Long Island totaling 39.8 MW. In December 2018, we executed a contract for one of the three awards, which is currently reflected in our backlog. The other two awards, which are not part of our backlog, do not yet have signed contracts as we have been progressing through the required interconnect process. Contrary to assertions made by Long Island Power Authority (“LIPA”), we do not believe that the New York Climate Leadership and Community Protection Act negates the two project awards for which there are not signed contacts. We believe these projects should move forward and we have continued to pursue them in good faith, including with our advancement of the interconnect process. There can be no assurance that any project awards, including these two LIPA awards for which we do not have signed contracts, will result in executed PPAs.

Orion Credit Agreement
Shortly after the closing of this offering, we expect to use approximately $87.3 million of the net proceeds to us to repay in full all of our obligations, including the prepayment premium and accrued interest through the repayment date, under that certain Credit Agreement, dated as of October 31, 2019 and amended on November 22, 2019, January 20, 2020, February 11, 2020, April 30, 2020, and June 8, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Orion Credit Agreement”) among the Company, certain of the Company’s subsidiaries as guarantors, Orion Energy Partners Investment Agent, LLC, as the Administrative Agent and Collateral Agent (the “Orion Agent”), and the selling stockholders identified elsewhere herein, which are lenders under the Orion Credit Agreement (collectively with the Orion Agent, “Orion”), as detailed in the section entitled “Use of Proceeds” beginning on page S- 33.
The Company, its subsidiary guarantors, and the Orion Agent have entered into a payoff letter, dated November 30, 2020, specifying that, provided that the payoff occurs on or before December 11, 2020, the aggregate prepayment premium set forth in the Orion Credit Agreement shall be reduced from approximately $14.9 million to $4 million and, the Orion Agent, on behalf of itself and the lenders, agrees that (i) the payment by the Company of an aggregate prepayment premium of $4 million shall constitute all of the obligations of the Company and the other loan parties in respect of the prepayment premium under the Orion Credit Agreement and (ii) any portion of the prepayment premium that would otherwise be required to be paid pursuant to the Orion Credit Agreement in excess of the amount specified above shall be deemed waived by the Orion Agent and the lenders. The payoff letter further specifies that, in the event that the Company does not payoff the obligations on or before December 11, 2020, the conditional waiver of a portion of the prepayment premium contemplated by the payoff letter shall cease to be effective and, accordingly, if the Company shall make any prepayment of the obligations following December 11, 2020, the Company shall be obligated to pay the entire prepayment premium in full as contemplated by the Orion Credit Agreement.
Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those described in the section entitled “Risk Factors” on page S- 12 of this prospectus supplement. These risks include, but are not limited to, the following:
•
Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree. Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. You may experience dilution as a result of future equity offerings or the exercise of our outstanding options or warrants. We will have a limited number of shares of common stock available for issuance subsequent to this offering, which will limit our ability to raise equity capital in the future.

•
Our business and operations may be adversely affected by the 2019 novel coronavirus (COVID-19) outbreak or other similar outbreaks.

•
Our Paycheck Protection Program loan (“PPP Loan”) may not be forgiven, may subject us to challenges regarding qualification for the PPP Loan, enforcement actions, fines and penalties, and has resulted in an informal SEC inquiry into our financial disclosures.

•
We have incurred losses and anticipate continued losses and negative cash flows. Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to deliver improved margins.

•
We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results.

•
Unanticipated increases or decreases in business growth may result in adverse financial consequences for us.

•
If our goodwill and other intangible assets, long-lived assets, inventory or project assets become impaired, we may be required to record a significant charge to operations.

•
Our advanced technologies contracts are subject to the risk of termination by the contracting party and we may not realize the full amounts allocated under some contracts due to the lack of Congressional appropriations or early termination.

•
Utility companies may resist the adoption of distributed generation and could impose customer fees or interconnection requirements on our customers that could make our products less desirable.

•
We depend on third party suppliers for the development and supply of key raw materials and components for our products.

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We derive significant revenue from contracts awarded through competitive bidding processes involving substantial costs and risks. Our contracted projects may not convert to revenue, and our project awards and sales pipeline may not convert to contracts, which may have a material adverse effect on our revenue and cash flows.

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We have signed product sales contracts, engineering, procurement and construction contracts (“EPCs”), power purchase agreements (“PPAs”) and long-term service agreements with customers subject to contractual, technology, operating and commodity risks as well as market conditions that may affect our operating results.

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We extend product warranties for our products, which products are complex and could contain defects and may not operate at expected performance levels, which could impact sales and market adoption of our products, affect our operating results or result in claims against us.

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We currently face and will continue to face significant competition, including from products using other energy sources that may be lower priced or have preferred environmental characteristics. Our plans are dependent on market acceptance of our products.

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Our products use inherently dangerous, flammable fuels, operate at high temperatures and use corrosive carbonate material, each of which could subject our business to product liability claims.

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We are increasingly dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations and the operation of our power plant platforms. In addition, increased information technology security threats and more sophisticated computer crime pose a risk to our systems, networks, products and services.

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We are required to maintain effective internal control over financial reporting. Our management previously identified a material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness or other control deficiencies are identified in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports in a timely manner, which may adversely affect investor confidence in our Company and, as a result, the value of our common stock.

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Our results of operations could vary as a result of changes to our accounting policies or the methods, estimates and judgments we use in applying our accounting policies.

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We may be affected by environmental and other governmental regulation.

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A negative government audit could result in an adverse adjustment of our revenue and costs and could result in civil and criminal penalties.

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Exports of certain of our products are subject to various export control regulations and may require a license or permission from the U.S. Department of State, the U.S. Department of Energy or other agencies.

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Provisions of Delaware and Connecticut law and of our certificate of incorporation and by-laws and our outstanding securities may make a takeover more difficult. Our By-laws (as defined below) provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a judicial forum deemed favorable by the stockholder for disputes with us or our directors, officers or employees.

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We will need to raise additional capital, and such capital may not be available on acceptable terms, or on terms acceptable to our lenders, if at all. If we do raise additional capital utilizing equity, existing stockholders will suffer dilution. If we do not raise additional capital, our business could fail or be materially and adversely affected.
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We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success. The U.S. government has certain rights relating to our intellectual property, including the right to restrict or take title to certain patents.

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Our stock price has been and could remain volatile. Financial markets worldwide have experienced heightened volatility and instability which may have a material adverse impact on our Company, our customers and our suppliers.

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Future sales of substantial amounts of our common stock could affect the market price of our common stock.

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The rights of the Series 1 Preferred Shares (as defined below) and our Series B Preferred Stock (as defined below) could negatively impact our cash flows and the rights of our Series B Preferred Stock could dilute the ownership interest of our common stockholders. The Series B Preferred Stock ranks senior to our common stock with respect to payments upon liquidation, dividends, and distributions.

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Litigation could expose us to significant costs and adversely affect our business, financial condition, and results of operations. The pending legal proceedings with POSCO Energy could expose us to costs of such legal proceedings or an adverse judgment.

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Our future success will depend on our ability to attract and retain qualified management, technical, and other personnel.

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We are subject to risks inherent in international operations.

Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering
Issuer
FuelCell Energy, Inc.
Common stock offered by us
19,822,219 shares (or 25,000,000 shares if the underwriters’ option to purchase additional shares from us is exercised in full).
Common stock offered by the selling stockholders
14,696,320 shares.
Common stock outstanding after
this offering
314,528,977 shares (or 319,706,758 shares if the underwriters’ option to purchase additional shares from us is exercised in full).
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares from us is exercised in full), after deducting underwriting discounts and commissions and our expenses.
We intend to use approximately $87.3 million of the net proceeds from this offering to pay off all amounts outstanding under the Orion Credit Agreement, including any prepayment premiums as well as interest accrued through the date of repayment. Additionally, to the extent that there are proceeds remaining after the repayment of all amounts outstanding under the Orion Credit Agreement, we may also use a portion of the net proceeds of this offering to pay all or a portion of the principal redemption price of the issued and outstanding Series 1 Preferred Shares (as defined below) of FCE FuelCell Energy Ltd., together with accrued and unpaid dividends thereon and any tax liabilities associated therewith. We may also use a portion of the net proceeds of this offering to make certain other payments to lenders, including to: (i) the Connecticut Green Bank, and/or (ii) Liberty Bank for amounts received under the PPP Note (as defined below) to the extent that the PPP Note is not forgiven. Additionally, we may also use a portion of the net proceeds of this offering to accelerate the development and commercialization of our solid oxide platform and for project development, project financing, working capital support and general corporate purposes.
We will not receive any proceeds from the sale of common stock by the selling stockholders.
See “Use of Proceeds” on page S- 33 for additional information.
Nasdaq Global Market symbol
FCEL
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S- 12 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 294,706,758 shares of common stock outstanding as of November 27, 2020, and does not include, in each case as of November 27, 2020:
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37,837 shares of common stock reserved for issuance upon conversion of all of the issued and outstanding shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”);

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2,700,000 shares of common stock reserved for issuance upon exercise of outstanding warrants issued to the selling stockholders pursuant to the Orion Credit Agreement, with an exercise price of $0.242 per share;

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964,114 shares of common stock reserved for issuance upon exercise of our outstanding Series C Warrants to Purchase Common Stock, dated May 3, 2017, with an exercise price of $19.20;

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1,195,398 shares of common stock reserved for issuance upon time-based vesting of restricted stock units (“RSUs”) granted under our equity incentive plans;

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2,938,564 shares of common stock reserved for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plans, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of certain stock price performance goals;

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23,891 shares of common stock reserved for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23; and

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30,248 shares of common stock reserved for future issuance under our employee stock purchase plans.

Risk Factors
An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the section entitled “Risk Factors” in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to this Offering
Except with respect to that portion of the net proceeds to be used to repay all amounts outstanding under the Orion Credit Agreement, management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.
Except with respect to the approximately $87.3 million of the net proceeds to be used to repay all amounts outstanding under the Orion Credit Agreement, we have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.
Investors in this offering will suffer immediate and substantial dilution.
Because the price per share of our common stock in this offering will be substantially higher than the pro forma net tangible book value per share of our common stock as of July 31, 2020, investors in this offering will suffer immediate and substantial dilution. See the section entitled “Dilution” below for a more detailed illustration of the dilution you will incur if you participate in this offering.
You may experience dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities convertible or exchangeable into our common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of our common stock or other equity securities, including but not limited to options, warrants, RSUs or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.
The Company and its executive officers and directors have entered into lock-up agreements with the underwriters under which the Company and such individuals have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock without the permission of J.P. Morgan Securities LLC (on behalf of the underwriters) for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we and our executive officers and directors will be able to sell our common stock in the public market, subject to compliance with applicable securities law restrictions. In addition, J.P. Morgan Securities LLC (on behalf of the underwriters) may, in its sole discretion, release all or some portion of the shares of our common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of our common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall.
J.P. Morgan Securities LLC, the lead book-running manager in our common stock offering that we consummated on October 2, 2020, is waiving lock-up restrictions entered into in connection with that offering with respect to all of the shares being sold in this offering by us and the selling stockholders to allow us and the selling stockholders to participate in this offering. The waiver will take effect on the pricing of this offering, and the shares may be sold only pursuant to this offering. In addition, J.P. Morgan Securities LLC is also waiving all remaining lock-up restrictions applicable to the selling stockholders effective from the date of this prospectus supplement (including with respect to the warrants to purchase 2,700,000 shares of our common stock issued to the selling stockholders pursuant to the Orion Credit Agreement), and the selling stockholders are not entering into new lock-up agreements in connection with this offering. Sales of such shares of common stock by the selling stockholders following this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.
We will have a limited number of shares of common stock available for issuance subsequent to this offering, which will limit our ability to raise equity capital in the future.
We have historically relied on the equity markets to raise capital to fund our business and operations. As of November 27, 2020, we had 42,793,242 shares of common stock available for issuance, of which 7,890,052 shares were reserved for issuance under various options and warrants, upon conversion of preferred stock, and under our employee stock purchase and equity incentive plans. After taking into account the sale by us of 25,000,000 shares of our common stock in this offering (assuming the full exercise of the underwriters’ option to purchase additional shares), we will have 319,706,758 shares of common stock outstanding after this offering, leaving only 17,793,242 shares available for issuance after consummation of the offering, of which 7,890,052 shares will remain reserved for issuance under various options and warrants, upon conversion of preferred stock, and under our employee stock purchase and equity incentive plans. Though we may in the future seek stockholder approval to increase the number of shares of common stock we are authorized to issue under our Certificate of Incorporation, as amended, there can be no assurance we will be successful in obtaining such approval. The limited number of shares of our common stock available for issuance following this offering will limit our ability to raise capital in the equity markets and satisfy obligations with shares instead of cash, which could adversely affect our business and operations.
Risks Related to Our Business, Industry and Supply Chain
Our business and operations may be adversely affected by the 2019 Novel Coronavirus (COVID-19) outbreak or other similar outbreaks.
Any outbreaks of contagious diseases, including the recent outbreak of the 2019 novel coronavirus (“COVID-19”) that was first detected in Wuhan, China in December 2019 and has since developed into a global pandemic, and other adverse public health developments in countries where we and our suppliers operate, could have a material and adverse effect on our business, financial condition and results of operations. These effects could include disruptions to or restrictions on our employees’ ability to travel, as well as temporary closures of our facilities or the facilities of our customers, suppliers, or other vendors in our supply chain. In addition, COVID-19 has resulted in a widespread health crisis that has adversely affected, and may continue to adversely affect, the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products or our ability to obtain financing for our business or projects. COVID-19 may impact the health of our team members, directors or customers, reduce the availability of our workforce or those of companies with which we do business, or otherwise cause human impacts that may negatively impact our business. Any of these events, which may result in disruptions to our supply chain or customer demand, could materially and adversely affect our business and our financial results. The extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of COVID-19, the severity of the disease, the duration of the outbreak, the actions that may be taken by various governmental authorities in response to the outbreak, such as quarantine or “shelter-in-place” orders and business closures imposed by various states within the United States, and the impact on the U.S. or global economy. For example, on March 18, 2020, in response to the escalating global COVID-19 outbreak, we temporarily suspended operations at our Torrington, Connecticut manufacturing facility, and also ordered those employees that could work from home to do so. While we resumed operations in the manufacturing facility on June 22, 2020, we continue to evaluate our ability to operate in light of recent resurgences of COVID-19 and the advisability of continuing operations, based on federal, state and local guidance, evolving data concerning the pandemic and the best interests of our employees, customers and stockholders. Accordingly, there can be no assurance that any of our facilities will remain open (in full or in part), that our employees that continue to work remotely will return to the office or that our other operations will continue at full or limited capacity. If we again have to shut down production either due to a worsening of the COVID-19 pandemic or due to an outbreak in one of our facilities, our project schedules and associated financing could be adversely affected. An extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk. Further, we have experienced, and may continue to experience, increased costs and expenses, including as a result of (i) conducting daily “fitness-for-duty” assessments for employees, including symptom checks and providing personal protective equipment, (ii) the expansion of benefits to our employees, including the provision of additional time off for employees who have contracted COVID-19 or are required to be quarantined or who are unable to obtain childcare to return to work, (iii) implementing increased health and safety protocols at all of our facilities, including increased cleaning/sanitization of workspaces, restricting visitor access, mandating social distancing guidelines and increasing the availability of sanitization products, and (iv) the increased cost of personal protective equipment. Although we believe the Company is currently considered an “essential” business in its operating markets, if any of the applicable exceptions or exemptions are curtailed or revoked in the future, or any of these exemptions or exceptions do not extend to any of our key suppliers, our business, operating results and financial condition could be adversely impacted. While we have attempted to continue business development activities during the pandemic, state and local shut downs, shelter-in-place orders and travel restrictions have impeded our ability to meet with customers and solicit new business, and certain bids and solicitations in which we typically participate have been postponed. As a result, at this time, it is impossible to predict the overall impact of COVID-19 on our business, liquidity, capital resources, supply chain and financial results or its effect on clean energy demand, capital budgets of our customers, or demand for our products. Additionally, while we have continued to prioritize the health and safety of our team members and customers as we continue to operate during the pandemic, we face an increased risk of litigation related to our operating environments. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession that has occurred or may occur in the future because of the pandemic, or because the pandemic worsens again. Additional public health crises could also emerge in the future, including other pandemics or epidemics. Any such public health crisis could pose further risks to us and could also have a material adverse effect on our business, results of operations and financial position.
Our PPP Loan may not be forgiven, may subject us to challenges regarding qualification for the PPP Loan, enforcement actions, fines and penalties, and has resulted in an informal SEC inquiry into our financial disclosures.
On April 20, 2020, we entered into a Paycheck Protection Program Promissory Note, dated April 16, 2020 (the “PPP Note”), evidencing a loan to the Company from Liberty Bank under the CARES Act. Pursuant to the PPP Note, we received total proceeds of approximately $6.5 million on April 24, 2020. In accordance with the requirements of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020 (the “PPP Flexibility Act”), the PPP Loan may be fully forgiven if (i) proceeds are used to pay eligible payroll costs, rent, mortgage interest and utilities and (ii) full-time employee headcount and salaries are either maintained during the 24-week period following disbursement of the PPP Loan or restored by December 31, 2020. If not so maintained or restored, forgiveness of the PPP Loan will be reduced in accordance with regulations to be issued by the SBA. In order to obtain the consent of the Orion Agent and the Orion Lenders (as defined below) under the Orion Credit Agreement to enter into the PPP Note, the Orion Agent and the Orion Lenders required us to apply for forgiveness within 30 days after the last day of the loan forgiveness period as designated under regulations in effect as of June 6, 2020. We used 100% of the proceeds of the PPP Loan to pay eligible payroll costs, and on October 29, 2020, we applied for forgiveness of the PPP Loan. While we believe we have met all of the requirements of the CARES Act, as amended by the PPP Flexibility Act, no assurance can be given that any portion of the PPP Loan will be forgiven. In addition, based on guidance from the United States Department of the Treasury, since the total PPP Loan proceeds exceeded $2.0 million, our forgiveness application will be subject to audit by the SBA, including with respect to our certification that the economic uncertainty at the time of our application made our request for a PPP Loan necessary to support our ongoing operations. Such certification does not contain any objective criteria and is subject to interpretation. If we are found to have been ineligible to receive the PPP Loan under the PPP Note, or in violation of any of the laws or regulations that may apply to us in connection with the PPP Note, including the False Claims Act, we may be subject to enforcement actions, fines and penalties, including significant civil, criminal and administrative penalties, and could be required to repay the PPP Note. In addition, our receipt of the PPP Loan and our submission of a forgiveness application may result in adverse publicity and damage to our reputation, governmental investigations, inquiries, reviews and audits, such as the SEC inquiry described below, which could consume significant financial and management resources. Any of these events could harm our business, results of operations and financial condition.
On or about May 11, 2020, the Division of Enforcement of the SEC sent the Company an inquiry requesting that we voluntarily provide information to the SEC pertaining to our application and resulting PPP Loan and how the need for the PPP Loan compares with our filings, disclosures and financial condition. While this request for information is voluntary and the Company was not obligated to respond, we are cooperating and have provided information to the SEC.
We have incurred losses and anticipate continued losses and negative cash flows.
We have transitioned from a research and development company to a commercial products manufacturer, services provider and developer. We have not been profitable since our year ended October 31, 1997. We expect to continue to incur net losses and generate negative cash flows until we can produce sufficient revenues and margins to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. For the reasons discussed in more detail below, there are uncertainties associated with our achieving and sustaining profitability. We have, from time to time, sought financing in the public markets in order to fund operations and will continue to do so. Our future ability to obtain such financing could be impaired by a variety of factors, including, but not limited to, the price of our common stock, our lack of available shares and general market conditions.
Our cost reduction strategy may not succeed or may be significantly delayed, which may result in our inability to deliver improved margins.
Our cost reduction strategy is based on the assumption that increases in production will result in economies of scale. In addition, our cost reduction strategy relies on advancements in our manufacturing process, global competitive sourcing, engineering design, reducing the cost of capital and technology improvements (including stack life and projected power output). Failure to achieve our cost reduction targets could have a material adverse effect on our results of operations and financial condition.
We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results.
As of July 31, 2020, our total consolidated debt and financing obligations outstanding (“indebtedness”) was $175.7 million ($166.2 million, net of finance costs and debt discounts), of which an aggregate of $80.0 million ($76.0 million, net of finance costs and debt discounts) was senior secured indebtedness under the Orion Credit Agreement with the Orion Agent, and its affiliates, Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities FuelCell Co-Invest, L.P., as lenders (the “Orion Lenders”), with respect to a $200.0 million senior secured credit facility (the “Orion Facility”), and an aggregate of $95.7 million ($90.2 million, net of finance costs and debt discounts) was other secured indebtedness. As of July 31, 2020, our subsidiaries had $128.9 million ($124.6 million, net of finance costs and debt discounts) of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). The majority of our debt is long-term with $17.7 million due within twelve months of July 31, 2020.
Our ability to make scheduled payments of principal and interest and other required repayments depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flows from operations in the future sufficient to service our debt and make necessary capital expenditures. In addition, the Orion Agent and the Orion Lenders have broad approval rights over our ability to draw and allocate funds from the Orion Facility and to take on additional debt. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring operations, restructuring debt or obtaining additional equity capital on terms that may be onerous or dilutive.
While we intend to repay the Orion Credit Agreement in full with proceeds of this offering, we may incur additional indebtedness in the future in the ordinary course of business, any of which could include similar or more onerous restrictions on us. If new debt is added to current debt levels, the risks described above could intensify. Our debt agreements, including the Orion Credit Agreement, contain representations and warranties, affirmative and negative covenants, and events of default that entitle the lenders to cause our indebtedness under such debt agreements to become immediately due and payable.
Unanticipated increases or decreases in business growth may result in adverse financial consequences for us.
If our business grows more quickly than we anticipate, our existing and planned manufacturing facilities may become inadequate and we may need to seek out new or additional space, or retrofit or further equip our existing facilities, at considerable cost to us. If our business does not grow as quickly as we expect, our existing and planned manufacturing facilities would, in part, represent excess capacity for which we may not recover the cost. In that circumstance, our revenues may be inadequate to support our committed costs and our planned growth, and our gross margins and business strategy would be adversely affected.
If our goodwill and other intangible assets, long-lived assets, inventory or project assets become impaired, we may be required to record a significant charge to operations.
We have in the past recorded charges and may in the future be required to record a significant charge to operations in our financial statements should we determine that our goodwill, other intangible assets (i.e., in process research and development (“IPR&D”)), other long-lived assets (i.e., property, plant and equipment and definite-lived intangible assets), inventory, or project assets are impaired. Such a charge might have a significant impact on our reported financial condition and results of operations.
As required by accounting rules, we review our goodwill for impairment at least annually as of July 31 or more frequently if facts and circumstances indicate that it is more likely than not that the fair value of a reporting unit that has goodwill is less than its carrying value. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill might not be recoverable include a significant decline in projections of future cash flows and lower future growth rates in our industry. We review IPR&D for impairment on an annual basis as of July 31 or more frequently if facts and circumstances indicate the fair value is less than the carrying value. If the technology has been determined to be abandoned or not recoverable, we would be required to record a charge reflecting impairment of the asset. We review inventory, long-lived assets and project assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. We consider a project commercially viable and recoverable if such project is anticipated to be sellable for a profit, or generates positive cash flows, once it is either fully developed or fully constructed. If any of our projects are not considered commercially viable, we would be required to record a charge reflecting the impairment of such project assets.
Our advanced technologies contracts are subject to the risk of termination by the contracting party and we may not realize the full amounts allocated under some contracts due to the lack of Congressional appropriations or early termination.
A portion of our revenues has been derived from long-term cooperative agreements and other contracts with the U.S. Department of Energy and other U.S. government agencies. These agreements are important to the continued development of our technology and our products. We also contract with private sector companies under certain advanced technologies contracts to develop strategically important and complementary offerings.
Generally, our privately funded advanced technology contracts, including our Joint Development Agreement with ExxonMobil Research and Engineering Company (“EMRE”), and our government research and development contracts are subject to the risk of termination at the convenience of the contracting party and may contain certain milestones and deliverables. Furthermore, with respect to government funded contracts, irrespective of the amounts allocated by the contracting agency, such contracts are subject to annual Congressional appropriations and the results of government or agency sponsored reviews and audits of our cost reduction projections and efforts. We can only receive funds under government-funded contracts ultimately made available to us annually by Congress as a result of the appropriations process. Accordingly, we cannot be sure whether we will receive the full amounts awarded under our privately funded, government research and development or other contracts. Termination of the contracts or failure to receive the full amounts under any of our advanced technology contracts could materially and adversely affect our business prospects, results of operations and financial condition.
Utility companies may resist the adoption of distributed generation and could impose customer fees or interconnection requirements on our customers that could make our products less desirable.
Investor-owned utilities may resist adoption of distributed generation fuel cell plants as such plants are disruptive to the utility business model that primarily utilizes large central generation power plants and associated transmission and distribution. On-site distributed generation that is on the customer-side of the electric meter competes with the utility. Distributed generation on the utility-side of the meter generally has power output that is significantly less than central generation power plants and may be perceived by the utility as too small to materially impact its business, limiting its interest. Additionally, perceived technology risk may limit utility interest in stationary fuel cell power plants.
Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our SureSource products and could make our products less desirable, thereby harming our business prospects, results of operations and financial condition.
We depend on third party suppliers for the development and supply of key raw materials and components for our products.
We use various raw materials and components to construct a fuel cell module, including nickel and stainless steel that are critical to our manufacturing process. We also rely on third-party suppliers for the balance-of-plant components in our products. Suppliers must undergo a qualification process, which takes four to twelve months. We continually evaluate new suppliers, and we are currently qualifying several new suppliers. There are a limited number of suppliers for some of the key components of our products. We do not know whether we will be able to maintain long-term supply relationships with our critical suppliers, or secure new long-term supply relationships on terms that will allow us to achieve our objectives, if at all. A supplier’s failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or our technical specifications, or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us, could each harm our ability to manufacture our SureSource products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers, all of which could harm our business prospects, results of operations and financial condition.
Risks Related to Sales of our Products
We derive significant revenue from contracts awarded through competitive bidding processes involving substantial costs and risks. Our contracted projects may not convert to revenue, and our project awards and sales pipeline may not convert to contracts, which may have a material adverse effect on our revenue and cash flows.
We expect a significant portion of the business that we will seek in the foreseeable future will be awarded through competitive bidding against other fuel cell technologies and other forms of power generation. The competitive bidding process involves substantial costs and a number of risks, including the significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us and our failure to accurately estimate the resources and costs that will be required to fulfill any contract we win. In addition, following a contract award, we may encounter significant expense, delay or contract modifications or award revocation as a result of our competitors protesting or challenging contracts awarded to us in competitive bidding. Our failure to compete effectively in this procurement environment could adversely affect our revenue and/or profitability.
Some of the project awards we receive and orders we accept from customers require certain conditions or contingencies (such as permitting, interconnection, financing or regulatory approval) to be satisfied, some of which are outside of our control. Certain awards are cancelable or revocable at any time prior to contract execution. The time periods from receipt of an award to execution of a contract, or receipt of a contract to installation may vary widely and are determined by a number of factors, including the terms of the award, governmental policies or regulations that go into effect after the award, the terms of the customer contract and the customer’s site requirements. These same or similar conditions and contingencies may be required by financiers in order to draw on financing to complete a project. If these conditions or contingencies are not satisfied, or changes in laws affecting project awards occur, or awards are revoked or cancelled, project awards may not convert to contracts, and installations may be delayed or canceled. This could have an adverse impact on our revenue and cash flow and our ability to complete construction of a project.
We have signed product sales contracts, EPCs, PPAs and long-term service agreements with customers subject to contractual, technology, operating and commodity risks as well as market conditions that may affect our operating results.
We apply the transfer of control over time revenue recognition method under Accounting Standards Codification Topic 606: Revenue from Contracts with Customer to certain product sales contracts which are subject to estimates. On a quarterly basis, we perform a review process to help ensure that total estimated contract costs include estimates of costs to complete that are based on the most recent available information. The amount of costs incurred on a cumulative to date basis as a function of estimated costs at completion is applied to contract consideration to determine the cumulative revenue that should be recognized to date.
In certain instances, we have executed PPAs with the utility, end-user of the power or site host of the fuel cell power plant. We may then sell the PPA to a project investor or retain the project and collect revenue from the sale of power over the term of the PPA, recognizing electricity revenue as power is generated and sold. Our growing portfolio of project assets used to generate and sell power under PPAs and utility tariff programs exposes us to operational risks and uncertainties, including, among other things, lost revenues due to prolonged outages, replacement equipment costs, risks associated with facility start-up operations, failures in the availability or acquisition of fuel, the impact of severe adverse weather conditions, natural disasters, terrorist attacks, cyber attacks, risks of property damage or injury from energized equipment, availability of adequate water resources and ability to intake and discharge water, use of new or unproven technology, fuel commodity price risk and fluctuating market prices, and lack of alternative available fuel sources.
We have contracted under long-term service agreements with certain customers to provide service on our products over terms up to 20 years. Under the provisions of these contracts, we provide services to maintain, monitor, and repair customer power plants to meet minimum operating levels. Pricing for service contracts is based upon estimates of future costs including future module replacements. While we have conducted tests to determine the overall life of our products, we have not run certain of our products over their projected useful life or in all potential conditions prior to large scale commercialization. As a result, we cannot be sure that these products will last to their expected useful life or perform as anticipated in all conditions, which could result in warranty claims, performance penalties, maintenance and module replacement costs in excess of our estimates, losses on service contracts and/or a negative perception of our products.
Our ability to proceed with projects under development and complete construction of projects on schedule and within budget may be adversely affected by escalating costs for materials, tariffs, labor and regulatory compliance, inability to obtain necessary permits, interconnections or other approvals on acceptable terms or on schedule and by other factors. If any development project or construction is not completed, is delayed or is subject to cost overruns, we could become obligated to make delay or termination payments or become obligated for other damages under contracts, experience diminished returns or write off all or a portion of our capitalized costs in the project. Each of these events could have an adverse effect on our business, financial condition, results of operations and prospects.
We extend product warranties for our products, which products are complex and could contain defects and may not operate at expected performance levels, which could impact sales and market adoption of our products, affect our operating results or result in claims against us.
We develop complex and evolving products and we continue to advance the capabilities of our fuel cell stacks and are now producing stacks in the United States with a net rated power output of 350 kilowatts and an expected seven-year life. We provide for a warranty of our products for a specific period of time against manufacturing or performance defects. We accrue for warranty costs based on historical warranty claim experience; however, actual future warranty expenses may be greater than we have assumed in our estimates. We are still gaining field operating experience with respect to our products, and despite experience gained from our growing installed base and testing performed by us, our customers and our suppliers, issues may be found in existing or new products. This could result in a delay in recognition or loss of revenues, loss of market share or failure to achieve broad market acceptance. The occurrence of defects could also cause us to incur significant warranty, support and repair costs in excess of our estimates, could divert the attention of our engineering personnel from our product development efforts, and could harm our relationships with our customers. Although we seek to limit our liability, a product liability claim brought against us, even if unsuccessful, would likely be time consuming, could be costly to defend, and may hurt our reputation in the marketplace. Our customers could also seek and obtain damages from us for their losses.
We currently face and will continue to face significant competition, including from products using other energy sources that may be lower priced or have preferred environmental characteristics.
We compete on the basis of our products’ reliability, efficiency, environmental considerations and cost. Technological advances in alternative energy products, improvements in the electric grid or other sources of power generation that use lower priced fuel or no fuel, or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products less economically attractive, non-competitive or obsolete prior to or after commercialization. Significant decreases in the price of alternative technologies or grid delivered electricity, or significant increases in the price of our fuels could have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our products. Additionally, in certain markets, consumers and regulators have expressed a preference for zero-carbon generating resources over fueled resources, which could adversely affect sales of our products in such markets.
Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies. Several companies in the U.S. are engaged in fuel cell development, although we are the only domestic company engaged in manufacturing and deployment of stationary carbonate fuel cells. Other emerging fuel cell technologies (and the companies developing them) include small or portable proton-exchange membrane (“PEM”) fuel cells (Ballard Power Systems, Plug Power, and increasing activity by numerous automotive companies including Toyota, Hyundai, Honda and GM), stationary phosphoric acid fuel cells (Doosan), stationary solid oxide fuel cells (Bloom Energy and Doosan), and small residential solid oxide fuel cells (Ceres Power Holdings and Ceramic Fuel Cells Ltd.). Each of these competitors has the potential to capture market share in our target markets. There are also other potential fuel cell competitors internationally that could capture market share.
Other than fuel cell developers, we must also compete with companies that manufacture combustion-based distributed power equipment, including various engines and turbines, and have well-established manufacturing, distribution, operating and cost features. Electrical efficiency of these products can be competitive with our SureSource power plants in certain applications. Significant competition may also come from gas turbine companies and large scale solar and wind technologies.

Our plans are dependent on market acceptance of our products.
Our plans are dependent upon market acceptance of, as well as enhancements to, our products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources or non-fuel based power sources, hydrogen generation sources or storage. As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation, hydrogen and storage markets are still evolving, it is difficult to predict with certainty the size of these markets and their growth rates. The development of a market for our products may be affected by many factors that are out of our control, including:
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the cost competitiveness of our fuel cell products including availability and output expectations and total cost of ownership;

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the future costs of natural gas, renewable natural gas (biofuels), and other fuels used by our fuel cell products;

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customer reluctance to try a new product;

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the market for distributed generation, hydrogen and storage and government policies that affect those markets;

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government incentives, mandates or other programs favoring zero carbon energy sources;

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local permitting and environmental requirements;

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customer preference for non-fuel based technologies; and

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the emergence of newer, more competitive technologies and products.

If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products, and we may never achieve profitability.
Our products use inherently dangerous, flammable fuels, operate at high temperatures and use corrosive carbonate material, each of which could subject our business to product liability claims.
Our business exposes us to potential product liability claims that are inherent in products that use hydrogen. Our products utilize fuels such as natural gas and convert these fuels internally to hydrogen that is used by our products to generate electricity. Although our platform does not combust fuels for the generation of electricity, the fuels we use are combustible and may be toxic. In addition, our SureSource products operate at high temperatures and use corrosive carbonate material, which could expose us to potential liability claims. Although we have incorporated a robust design and redundant safety features in our power plants, have established comprehensive safety, maintenance, and training programs, follow third-party certification protocols, codes and standards, and do not store natural gas or hydrogen at our power plants, we cannot guarantee that there will not be accidents. Any accidents involving our products or other hydrogen-using products could materially impede widespread market acceptance and demand for our products. In addition, we might be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain adequate insurance coverage on acceptable terms.
Risks Related to Privacy, Data Protection and Cybersecurity
We are increasingly dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations and the operations of our power plant platforms. In addition, increased information technology security threats and more sophisticated computer crime pose a risk to our systems, networks, products and services.
We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic and financial information and to manage a variety of business processes and activities, including communication with power plants owned by us or our customers and production, manufacturing, financial, logistics, sales, marketing and administrative functions. Additionally, we collect and store data that is sensitive to us and to third parties. Operating these information technology networks and systems and processing and maintaining this data, in a secure manner, are critical to our business operations and strategy. We depend on our information technology infrastructure to communicate internally and externally with employees, customers, suppliers and others. We also use information technology networks and systems to comply with regulatory, legal and tax requirements and to operate our fuel cell power plants. These information technology systems, many of which are managed by third parties or used in connection with shared service centers, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, attacks by computer hackers or other cybersecurity risks, telecommunication failures, user errors, natural disasters, terrorist attacks or other catastrophic events. If any of our significant information technology systems suffer severe damage, disruption or shutdown, and our disaster recovery and business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results, or our fuel cell power plant operations may be disrupted, exposing us to performance penalties under our contracts with customers.
In addition, information technology security threats — from user error to cybersecurity attacks designed to gain unauthorized access to our systems, networks and data — are increasing in frequency and sophistication. Cybersecurity attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. Cybersecurity attacks could also include attacks targeting customer data or the security, integrity and/or reliability of the hardware and software installed in our products. We have experienced, and may continue to experience in the future, cybersecurity attacks that have resulted in unauthorized parties gaining access to our information technology systems and networks and, in one instance, gaining control of the information technology system at one of our power plants. However, to date, no cybersecurity attack has resulted in any material loss of data, interrupted our day-to-day operations or had a material impact on our financial condition, results of operations or liquidity. While we actively manage information technology security risks within our control, there can be no assurance that such actions will be sufficient to mitigate all potential risks to our systems, networks and data. In addition to the direct potential financial risk as we continue to build, own and operate generation assets, other potential consequences of a material cybersecurity attack include reputational damage, litigation with third parties, disruption to systems, unauthorized release of confidential or otherwise protected information, corruption of data, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness, results of operations and financial condition. The amount of insurance coverage we maintain may be inadequate to cover claims or liabilities relating to a cybersecurity attack.
Additionally, the legal and regulatory environment surrounding information security and privacy in the U.S. and international jurisdictions is constantly evolving. Violation or non-compliance with any of these laws or regulations, contractual requirements relating to data security and privacy, or with our own privacy and security policies, either intentionally or unintentionally, or through the acts of intermediaries could have a material adverse effect on our brands, reputation, business financial condition and results of operations, as well as subject us to significant fines, litigation losses, third-party damages and other liabilities.
Tax, Accounting, Compliance and Regulatory Risks
We are required to maintain effective internal control over financial reporting. Our management previously identified a material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness or other control deficiencies are identified in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports in a timely manner, which may adversely affect investor confidence in our Company and, as a result, the value of our common stock.
We are required, pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. We may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we will not be able to assert that our internal controls are effective. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
We previously disclosed in our Form 10-Qs for the quarters ended April 30, 2019, July 31, 2019, January 31, 2020 and April 30, 2020 and in our Form 10-K for the year ended October 31, 2019 that we did not have resources to sufficiently address asset impairments on a timely basis or the accounting considerations and disclosures related to our amended credit facilities. As a result, we concluded that there was a material weakness in internal control over financial reporting, as we did not maintain effective controls over the accounting for and disclosures in the consolidated financial statements related to asset impairments, credit facilities and other non-routine transactions and disclosures. This material weakness resulted in material misstatements that were corrected in the consolidated financial statements prior to issuance. This material weakness had not been remediated as of July 31, 2020.
Subsequent to the evaluation made in connection with filing our Form 10-Q for the quarter ended April 30, 2019, our management, with the oversight of the Audit and Finance Committee of our Board of Directors (the “Audit and Finance Committee”), began the process of remediating the material weakness. Progress to date includes engagement of a third party resource to help evaluate the accounting and disclosure for significant matters each quarter and the hiring of additional experienced accounting staff. In addition, under the oversight of the Audit and Finance Committee, management will continue to review and make necessary changes to the overall design of our internal control environment to improve the overall effectiveness of internal control over financial reporting.
We have made progress in accordance with our remediation plan and our goal is to remediate this material weakness in fiscal year 2020. However, the material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. We are committed to continuing to improve our internal control processes and will continue to review, optimize and enhance our financial reporting controls and procedures; however, there can be no assurance that this will occur within 2020.
We cannot be certain that other material weaknesses and control deficiencies will not be discovered in the future. If other material weaknesses are identified in the future, or if we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the value of our common stock could decline.
To the extent we identify future weaknesses or deficiencies, there could be material misstatements in our consolidated financial statements and we could fail to meet our financial reporting obligations. As a result, our ability to obtain additional financing on favorable terms or at all could be materially and adversely affected which, in turn, could materially and adversely affect our business, our financial condition and the value of our common stock. If we are unable to assert that our internal control over financial reporting is effective in the future, investor confidence in the accuracy and completeness of our financial reports could be further eroded, which would have a material adverse effect on the price of our common stock.
Our results of operations could vary as a result of changes to our accounting policies or the methods, estimates and judgments we use in applying our accounting policies.
The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that could lead us to reevaluate our methods, estimates and judgments.
In future periods, management will continue to reevaluate its estimates for contract margins, service agreements, loss accruals, warranty, performance guarantees, liquidated damages and inventory valuation allowances. Changes in those estimates and judgments could significantly affect our results of operations and financial condition. We will also adopt changes required by the Financial Accounting Standards Board and the SEC.

We may be affected by environmental and other governmental regulation.
We are subject to various federal, state and local laws and regulations relating to, among other things, land use, safe working conditions, handling and disposal of hazardous and potentially hazardous substances and emissions of carbon dioxide and pollutants into the atmosphere. Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. In addition, it is possible that industry-specific laws and regulations will be adopted covering matters such as transmission scheduling, distribution, emissions, and the characteristics and quality of our products, including installation and servicing. These regulations could limit the growth in the use of carbonate fuel cell products, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our products. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws; however, these laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Accordingly, compliance with existing or future laws and regulations could have a material adverse effect on our business prospects, results of operations and financial condition. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.
Given that some of our product configurations run on fossil fuels, we may be negatively impacted by CO2-related changes in applicable laws, regulations, ordinances, rules or the requirements of the incentive programs on which we and our customers currently rely. Changes in any of the laws, regulations, ordinances or rules that apply to our installations and new technology could make it illegal or more costly for us or our customers to install and operate our products at particular sites. Additionally, our customers and potential customers’ energy procurement policies may prohibit or limit their willingness to procure our products. Our business prospects may be negatively impacted if we are prevented from completing new installations or our installations become more costly as a result of laws, regulations, ordinances, or rules applicable to our products, or by our customers’ and potential customers’ energy procurement policies
In addition, certain of our products benefit from federal, state and local governmental incentives, mandates or other programs promoting clean energy generation. Any changes to or termination of these programs could reduce demand for our products, impair sales financing, and adversely impact our business results.
A negative government audit could result in an adverse adjustment of our revenue and costs and could result in civil and criminal penalties.
Government agencies, such as the Defense Contract Audit Agency, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. If the agencies determine through these audits or reviews that we improperly allocated costs to specific contracts, they will not reimburse us for these costs. Therefore, an audit could result in adjustments to our revenue and costs.
Further, although we have internal controls in place to oversee our government contracts, no assurance can be given that these controls are sufficient to prevent isolated violations of applicable laws, regulations and standards. If the agencies determine that we or one of our subcontractors engaged in improper conduct, we may be subject to civil or criminal penalties and administrative sanctions, payments, fines, and suspension or prohibition from doing business with the government, any of which could materially affect our results of operations and financial condition.
Exports of certain of our products are subject to various export control regulations and may require a license or permission from the U.S. Department of State, the U.S. Department of Energy or other agencies.
As an exporter, we must comply with various laws and regulations relating to the export of products, services and technology from the U.S. and other countries having jurisdiction over our operations. We are subject to export control laws and regulations, including the International Traffic in Arms Regulation, the Export Administration Regulation, and the Specially Designated Nationals and Blocked Persons List, which generally prohibit U.S. companies and their intermediaries from exporting certain products, importing materials or supplies, or otherwise doing business with restricted countries, businesses or individuals, and require companies to maintain certain policies and procedures to ensure compliance. We are also subject to the Foreign Corrupt Practices Act, which prohibits improper payments to foreign governments and their officials by U.S. and other business entities. Under these laws and regulations, U.S. companies may be held liable for their actions and actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of these laws and regulations, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Need for Additional Capital
We will need to raise additional capital, and such capital may not be available on acceptable terms, or on terms acceptable to our lenders, if at all. If we do raise additional capital utilizing equity, existing stockholders will suffer dilution. If we do not raise additional capital, our business could fail or be materially and adversely affected.
The implementation of our business plan and strategy requires additional capital to fund operations as well as investment by us in project assets. If we are unable to raise additional capital in the amounts required, on terms acceptable to us and our lenders, or at all, we will not be able to successfully implement our business plan and strategy. The recent change to a more capital-intensive business model increases the risks of our being able to successfully implement our plans, if we do not raise additional capital in the amounts required.
The Orion Lenders and the Orion Agent under the Orion Facility have broad approval rights over our ability to raise additional capital, obtain other debt financing, and draw, allocate and use funds from the Orion Facility. If we are unable to obtain such approvals when we seek to raise additional capital, obtain other debt financing, or use funds under the Orion Facility, it could have a material adverse effect on our financial condition and operations. While we intend to repay the Orion Facility in full with the proceeds of this offering, we may incur additional indebtedness in the future, any of which could include similar or more onerous restrictions on us. In addition, if we raise additional funds through further issuances of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, holders of our common stock could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our then-existing capital stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we cannot raise additional funds when we need them, our business and prospects could fail or be materially and adversely affected. In addition, if additional funds are not secured in the future, we will have to modify, reduce, defer or eliminate parts of our present and anticipated future projects, or sell some or all of our assets.
Risks Related to our Intellectual Property and Technology Licenses
We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.
Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement, misappropriation, or other violation, or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property.
We previously licensed certain of our carbonate fuel cell manufacturing intellectual property to POSCO Energy on an exclusive basis in the South Korean and broader Asian markets, but we terminated our license agreements with POSCO Energy on June 28, 2020, which termination POSCO Energy is disputing. In addition, effective as of June 11, 2019, we entered into a License Agreement with EMRE (the “EMRE License Agreement”), pursuant to which we agreed, subject to the terms of the EMRE License Agreement, to grant EMRE and its affiliates a non-exclusive, worldwide, fully paid, perpetual, irrevocable, non-transferrable license and right to use our patents, data, know-how, improvements, equipment designs, methods, processes and the like to the extent it is useful to research, develop, and commercially exploit carbonate fuel cells in applications in which the fuel cells concentrate carbon dioxide from industrial and power sources and for any other purpose attendant thereto or associated therewith. Such right and license is sublicensable to third parties performing work for or with EMRE or its affiliates, but shall not otherwise be sublicensable. Furthermore, on November 5, 2019, we entered into a Joint Development Agreement with EMRE, pursuant to which we agreed to grant EMRE and its affiliates a worldwide, non-exclusive, royalty-free, irrevocable, perpetual, sub-licensable, non-transferable (subject to certain exceptions) right and license to practice certain Company background intellectual property (to the extent not already licensed pursuant to the EMRE License Agreement) for new carbonate fuel cell technology in carbon capture applications and hydrogen applications. We depend on POSCO Energy and EMRE to also protect our intellectual property rights, but we cannot assure you that POSCO Energy or EMRE will do so. For example, we have filed a demand for arbitration against POSCO Energy in the International Court of Arbitration of the International Chamber of Commerce based, in part, on POSCO Energy’s disclosure of our proprietary information to third parties.
As of October 31, 2020, we (excluding our subsidiaries) had 102 U.S. patents and 186 patents in other jurisdictions covering our fuel cell technology (in certain cases covering the same technology in multiple jurisdictions), with patents directed to various aspects of our SureSource technology, solid oxide fuel cell (“SOFC”) technology, PEM fuel cell technology and applications thereof. As of October 31, 2020, we also had 55 patent applications pending in the U.S. and 107 patent applications pending in other jurisdictions. Our U.S. patents will expire between 2020 and 2039, and the current average remaining life of our U.S. patents is approximately 9.5 years. As of October 31, 2020, our subsidiary, Versa Power Systems, Ltd., had 32 U.S. patents and 93 international patents covering SOFC technology (in certain cases covering the same technology in multiple jurisdictions), with an average remaining U.S. patent life of approximately 4.7 years. As of October 31, 2020, Versa Power Systems, Ltd. also had 3 pending U.S. patent applications and 14 patent applications pending in other jurisdictions. In addition, as of October 31, 2020, our subsidiary, FuelCell Energy Solutions, GmbH, had license rights to 2 U.S. patents and 7 patents outside the U.S. for carbonate fuel cell technology licensed from Fraunhofer IKTS.
Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not able to be patented, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing, misappropriating or otherwise violating third-party intellectual property, we do not know whether we will be able to obtain licenses to use such intellectual property on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope, and enforceability of a particular patent.
We cannot assure you that any of the U.S. or international patents owned by us (including our subsidiaries) or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others, or that any of our owned or licensed pending or future patent applications will be issued with the breadth of claim coverage sought by us or our licensors, if issued at all. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.
We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or able to be patented, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our subcontractors, vendors, suppliers, consultants, strategic business associates and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property has been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors.

If our licensors are found to be infringing, misappropriating or otherwise violating third-party intellectual property, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.
If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of that intellectual property.
While, other than with respect to claims we have made against POSCO Energy in the arbitration for disclosure of our proprietary information to third parties, we are not currently engaged in any intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed, misappropriated or otherwise violated the intellectual property rights of others or commence lawsuits against others who we believe are infringing, misappropriating or otherwise violating our rights or violating their agreements to protect our intellectual property. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not that litigation is resolved in our favor.
The U.S. government has certain rights relating to our intellectual property, including the right to restrict or take title to certain patents.
Multiple U.S. patents that we own have resulted from government-funded research and are subject to the risk of exercise of ”march-in” rights by the government. March-in rights refer to the right of the U.S. government or a government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These “march-in” rights permit the U.S. government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents.
The pending legal proceedings with POSCO Energy could expose us to costs of such legal proceedings or an adverse judgment.
From approximately 2007 through 2015, we relied on POSCO Energy to develop and grow the South Korean and Asian markets for our products and services. We entered into manufacturing and technology transfer agreements with POSCO Energy, including the Alliance Agreement dated February 7, 2007 (and amendments thereto), the Technology Transfer, License and Distribution Agreement dated February 7, 2007 (and amendments thereto), the Stack Technology Transfer and License Agreement dated October 27, 2009 (and amendments thereto), and the Cell Technology Transfer and License Agreement dated October 31, 2012 (and amendments thereto) (collectively, the “License Agreements”). The License Agreements provided POSCO Energy with the exclusive technology rights to manufacture, sell, distribute and service our SureSource 300, SureSource 1500 and SureSource 3000 fuel cell technology in the South Korean and broader Asian markets. Due to certain actions and inactions of POSCO Energy, we have not realized any material revenues, royalties or new projects developed by POSCO Energy since late 2015.
In November 2019, POSCO Energy spun-off its fuel cell business into a new entity, Korea Fuel Cell Co., Ltd. (“KFC”), without our consent. As part of the spin-off, POSCO Energy transferred manufacturing and service rights under the License Agreements to KFC, but retained distribution rights and severed its own liability under the License Agreements. We formally objected to POSCO Energy’s spin-off and POSCO Energy posted a bond to secure any liabilities to the Company arising out of the spin-off. The Korean Electricity Regulatory Committee has subsequently found that POSCO Energy’s spin-off of the fuel cell business to KFC was done in violation of South Korean law.
On February 19, 2020, we notified POSCO Energy in writing that it was in material breach of the License Agreements by (i) its actions in connection with the spin-off of the fuel cell business to KFC, (ii) its suspension of performance through its cessation of all sales activities since late 2015 and its abandonment of its fuel cell business in Asia, and (iii) its disclosure of material nonpublic information to third parties and its public pronouncements about the fuel cell business on television and in print media that have caused reputational damage to the fuel cell business, the Company and its products. We also notified POSCO Energy that, under the terms of the License Agreements, it had 60 days to fully cure its breaches to our satisfaction and that failure to so cure would lead to termination of the License Agreements. Further, on March 27, 2020, we notified POSCO Energy of additional instances of its material breach of the License Agreements based on POSCO Energy’s failure to pay royalties required to be paid in connection with certain module replacements.
On April 27, 2020, POSCO Energy initiated a series of three arbitration demands against us at the International Chamber of Commerce seated in Singapore alleging certain warranty defects in a sub-megawatt conditioning facility at its facility in Pohang, South Korea and seeking combined damages of approximately $3.3 million. Prior to filing the arbitrations, POSCO Energy obtained provisional attachments from the Seoul Central District Court attaching certain revenues owed to us by Korea Southern Power Company (“KOSPO”) as part of such warranty claims, which has delayed receipt of certain payments owed to us. POSCO Energy subsequently sought additional provisional attachments on KOSPO revenues from the Seoul Central District Court based on unspecified warranty claims not yet filed in an additional amount of approximately $7 million. At October 31, 2020, outstanding accounts receivable for Korea Southern Power Company was $6.4 million.
On June 28, 2020, we terminated the License Agreements with POSCO Energy and filed a demand for arbitration against POSCO Energy and KFC in the International Court of Arbitration of the International Chamber of Commerce based on POSCO Energy’s (i) failure to exercise commercially reasonable efforts to sell our technology in the South Korean and Asian markets, (ii) disclosure of our proprietary information to third parties, (iii) attack on our stock price and (iv) spin-off of POSCO Energy’s fuel cell business into KFC without our consent. We have requested that the arbitral tribunal (a) confirm through declaration that POSCO Energy’s exclusive license to market our technology and products in South Korea and Asia is null and void as a result of the breaches of the License Agreements and that we have the right to pursue direct sales in these markets, (b) order POSCO Energy and KFC to compensate us for losses and damages suffered in the amount of more than $200 million, and (c) order POSCO Energy and KFC to pay our arbitration costs, including counsel fees and expenses. In October 2020, POSCO Energy filed a counterclaim in the arbitration (x) seeking approximately $880 million in damages based on allegations that we misrepresented the capabilities of our fuel cell technology to induce POSCO Energy to enter into the License Agreements and failed to turn over know-how sufficient for POSCO Energy to successfully operate its business; (y) seeking a declaration that the License Agreements remain in full force and effect and requesting the arbitral tribunal enjoin us from interfering in POSCO Energy’s exclusive rights under the License Agreements and (z) seeking an order that we pay POSCO Energy’s arbitration costs, including counsel fees and expenses.
On August 28, 2020, POSCO Energy filed a complaint in the Court of Chancery of the State of Delaware purportedly seeking to enforce its rights as a stockholder of the Company to inspect and make copies and extracts of certain books and records of the Company and/or the Company’s subsidiaries pursuant to Section 220 of the of the Delaware General Corporation Law and/or Delaware common law. POSCO Energy alleges that it is seeking to inspect these documents for a proper purpose reasonably related to its interests as a stockholder of the Company, including investigating whether the Company’s Board of Directors and its management breached their fiduciary duties of loyalty, due care, and good faith. POSCO Energy seeks an order of the Court permitting POSCO Energy to inspect and copy the demanded books and records, awarding POSCO Energy reasonable costs and expenses, including reasonable attorney’s fees incurred in connection with the matter, and granting such other and further relief as the Court deems just and proper.
On September 14, 2020, POSCO Energy filed a complaint in the United States District Court for the Southern District of New York alleging that the Company delayed the removal of restrictive legends on certain share certificates held by POSCO Energy in 2018, thus precluding POSCO Energy from selling the shares and resulting in claimed losses in excess of $1,000,000.
We cannot predict the outcome of the arbitration proceedings against POSCO Energy and KFC, the litigation and arbitration proceedings filed by POSCO Energy against us, or any future discussions with, or other actions or legal proceedings against or involving, POSCO Energy or KFC, if they occur, the future status or scope of our relationship with POSCO Energy or KFC, whether our relationship with POSCO Energy or KFC will continue in the future, whether we will become involved in additional mediations, arbitrations, litigation or other proceedings with POSCO Energy or KFC, what the costs of any such current or future proceedings will be or the effect of such current or future proceedings on the market. We also cannot predict collection timing of any receipts which are currently being delayed as a result of these proceedings. Any such current or future proceedings could result in significant expense to us, distract management’s attention from the operation of our business and adversely affect our business and financial condition and reputation in the market, whether or not such proceedings are resolved in our favor. Additionally, although we believe that termination of the License Agreements affords us with the ability to market our products and services in South Korea and the broader Asian market, POSCO Energy is disputing the termination of the License Agreement, and we cannot predict whether our efforts to access the South Korean and Asian markets, which are complex markets, will be successful or will be limited, hindered or delayed.
Risks Related to Our Common and Preferred Stock
Our stock price has been and could remain volatile.
The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:
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failure to meet commercialization milestones;

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failure to win contracts through competitive bidding processes, or the loss of project awards previously announced or anticipated prior to entering into definitive contracts;

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the loss of a major customer or a contract;

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variations in our quarterly operating results from the expectations of securities analysts or investors;

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downward revisions in securities analysts’ estimates or changes in general market conditions;

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changes in the securities analysts that cover us or failure to regularly publish reports;

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announcements of technological innovations or new products or services by us or our competitors;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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additions or departures of key personnel;

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investor perception of our industry or our prospects;

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insider selling or buying;

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demand for our common stock;

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dilution from issuances of our common stock;

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general market trends or preferences for non-fueled resources;

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the COVID-19 pandemic, including any worsening of the pandemic;

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general technological or economic trends; and

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changes in United States or foreign political environment and the passage of laws, including, tax, environmental or other laws, affecting the product development business.

Our stock price has increased during the past twelve months from an intra-day low price of $0.48 on December 10, 2019 to an intra-day high of $11.31 on November 24, 2020. The closing price of our common stock on November 30, 2020 was $10.20. There can be no assurance that the current stock price will be maintained, and it is possible that our stock price could drop significantly. In the past, following periods of volatility in the market price of their stock, companies have been the subject of securities class action litigation. If we become involved in securities class action litigation in the future, it could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business prospects, results of operations and financial condition.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.
On June 29, 2020, we filed a registration statement pursuant to which the selling stockholders may from time to time sell up to an aggregate of 17,396,320 shares of our common stock issued or issuable upon the exercise of the warrants issued pursuant to the Orion Credit Agreement. The registration statement was declared effective on July 20, 2020. The exercise of the remaining outstanding warrants to purchase 2,700,000 shares of our common stock and/or the sale of the shares underlying these warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.
J.P. Morgan Securities LLC, the lead book-running manager in our common stock offering that we consummated on October 2, 2020, is waiving all remaining lock-up restrictions applicable to the selling stockholders effective from the date of this prospectus supplement (including with respect to the warrants to purchase 2,700,000 shares of our common stock issued to the selling stockholders pursuant to the Orion Credit Agreement), and the selling stockholders are not entering into new lock-up agreements in connection with this offering. Sales of such shares of common stock by the selling stockholders following this offering pursuant to the registration statement described above or otherwise, or the perception that such sales may occur, could cause the market price of our common stock to fall.
Provisions of Delaware and Connecticut law and of our certificate of incorporation and by-laws and our outstanding securities may make a takeover more difficult.
Provisions in our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Amended and Restated By-Laws (“By-laws”) and in Delaware and Connecticut corporate law may make it difficult and expensive for a third-party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. In addition, certain provisions and rights of the Class A Preferred Shares (the “Series 1 Preferred Shares”) issued by our subsidiary, FCE FuelCell Energy Ltd. (“FCE Ltd.”), and our Series B Preferred Stock could make it more difficult or more expensive for a third party to acquire us. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change in our management and board of directors.
Our By-laws provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a judicial forum deemed favorable by the stockholder for disputes with us or our directors, officers or employees.
Our By-laws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our By-laws, any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation or By-laws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes against us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our By-laws to be inapplicable or unenforceable in such an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

The rights of the Series 1 Preferred Shares and our Series B Preferred Stock could negatively impact our cash flows and the rights of our Series B Preferred Stock could dilute the ownership interest of our stockholders.
The terms of the Series 1 Preferred Shares issued by FCE Ltd. provide rights to the holder, Enbridge Inc. (“Enbridge”), which could negatively impact us.
The provisions of the Series 1 Preferred Shares, as such were amended pursuant to a letter agreement entered into by the Company, FCE Ltd. and Enbridge on January 20, 2020, require that FCE Ltd. make annual payments to Enbridge totaling Cdn. $1,250,000, including (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000, with such payments to be made on a quarterly basis through December 31, 2021. Commencing on January 1, 2020, dividends accrue at an annual rate of 15% on the principal redemption price with respect to the Series 1 Preferred Shares and any accrued and unpaid dividends on the Series 1 Preferred Shares. The aggregate amount of all accrued and unpaid dividends to be paid on the Series 1 Preferred Shares on or before December 31, 2021 is expected to be Cdn. $26.5 million and the balance of the principal redemption price to be paid on or before December 31, 2021 with respect to all of the Series 1 Preferred Shares is expected to be Cdn. $3.5 million. In connection with the letter agreement, the Company entered into the Second Amendment to the Orion Credit Agreement (the “Second Orion Amendment”), which adds a new affirmative covenant to the Orion Credit Agreement that obligates us to, and to cause FCE Ltd. to, on or prior to November 1, 2021, either (i) pay and satisfy in full all of our and their respective obligations in respect of, and fully redeem and cancel, all of the Series 1 Preferred Shares of FCE Ltd., or (ii) deposit in a newly created account of FCE Ltd. or the Company cash in an amount sufficient to pay and satisfy in full all of our and their respective obligations in respect of, and to effect a redemption and cancellation in full of, all of the Series 1 Preferred Shares. The Second Orion Amendment also provides that the amended articles of FCE Ltd. setting forth the modified terms of the Series 1 Preferred Shares will be considered a “Material Agreement” under the Orion Credit Agreement. Under the Second Orion Amendment, a failure to satisfy this new affirmative covenant or to otherwise comply with the terms of the Series 1 Preferred Shares will constitute an event of default under the Orion Credit Agreement, which could result in the acceleration of any amounts outstanding under the Orion Credit Agreement. The Company currently intends to settle the obligation with Enbridge to pay the principal redemption price of the issued and outstanding Series 1 Preferred Shares together with accrued and unpaid dividends thereon and any tax liabilities associated therewith, with either available cash on hand or a portion of the net proceeds of this offering, or a combination of both. Depending on how the obligation is settled, which is subject to negotiation with Enbridge, the Company may incur tax liabilities of up to Cdn. $3.5 million.
The terms of our Series B Preferred Stock also provide rights to their holders that could negatively impact us. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of $50 per share per year, payable either in cash or in shares of our common stock. To the extent the dividend is paid in shares of our common stock, additional issuances could be dilutive to our existing stockholders and the sale of those shares could have a negative impact on the price of our common stock. A share of our Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.5910 shares of our common stock (which is equivalent to an initial conversion price of $1,692 per share), plus cash in lieu of fractional shares. Furthermore, the conversion rate applicable to the Series B Preferred Stock is subject to additional adjustment upon the occurrence of certain events.
The Series B Preferred Stock ranks senior to our common stock with respect to payments upon liquidation, dividends, and distributions.
The rights of the holders of our Series B Preferred Stock rank senior to our obligations to our common stockholders. Upon our liquidation, the holders of Series B Preferred Stock are entitled to receive $1,000.00 per share plus all accumulated and unpaid dividends (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. The existence of senior securities such as the Series B Preferred Stock could have an adverse effect on the value of our common stock.

General Risk Factors
Litigation could expose us to significant costs and adversely affect our business, financial condition, and results of operations.
We are, or may become, party to various lawsuits, arbitrations, mediations, regulatory proceedings and claims, which may include lawsuits, arbitrations, mediations, regulatory proceedings or claims relating to commercial liability, product recalls, product liability, product claims, employment matters, environmental matters, breach of contract, intellectual property, indemnification, stockholder suits, derivative actions or other aspects of our business. Litigation (including the other types of proceedings identified above) is inherently unpredictable, and although we may believe we have meaningful defenses in these matters, we may incur judgments or enter into settlements of claims that could have a material adverse effect on our business, financial condition, and results of operations. The costs of responding to or defending litigation may be significant and may divert the attention of management away from our strategic objectives. There may also be adverse publicity associated with litigation that may decrease customer confidence in our business or our management, regardless of whether the allegations are valid or whether we are ultimately found liable.
Financial markets worldwide have experienced heightened volatility and instability which may have a material adverse impact on our Company, our customers and our suppliers.
Financial market volatility can affect the debt, equity and project finance markets. This may impact the amount of financing available to all companies, including companies with substantially greater resources, better credit ratings and more successful operating histories than ours. It is impossible to predict future financial market volatility and instability and the impact on our Company, and it may have a materially adverse effect on us for a number of reasons, such as:
•
The long term nature of our sales cycle can require long lead times between application design, order booking and product fulfillment. For such sales, we often require substantial cash down payments in advance of delivery. For our generation business, we must invest substantial amounts in application design, manufacture, installation, commissioning and operation, which amounts are returned through energy sales over long periods of time. Our growth strategy assumes that financing will be available for us to finance working capital or for our customers to provide down payments and to pay for our products. Financial market issues may delay, cancel or restrict the construction budgets and funds available to us or our customers for the deployment of our products and services.

•
Projects using our products are, in part, financed by equity investors interested in tax benefits, as well as by the commercial and governmental debt markets. The significant volatility in the U.S. and international stock markets causes significant uncertainty and may result in an increase in the return required by investors in relation to the risk of such projects.

•
If we, our customers or our suppliers cannot obtain financing under favorable terms, our business may be negatively impacted.

Our future success will depend on our ability to attract and retain qualified management, technical, and other personnel.
Our future success is substantially dependent on the services and performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel. The loss of the services of any such personnel could materially adversely affect our business. Our ability to achieve our commercialization plans and to increase production at our manufacturing facility in the future will also depend on our ability to attract and retain additional qualified personnel, and we cannot assure you that we will be able to do so. Recruiting personnel for the fuel cell industry is competitive. Our inability to attract and retain additional qualified personnel, or the departure of key employees, could materially and adversely affect our development, commercialization and manufacturing plans and, therefore, our business prospects, results of operations and financial condition. In addition, our inability to attract and retain sufficient personnel to quickly increase production at our manufacturing facility when and if needed to meet increased demand may adversely impact our ability to respond rapidly to any new product, growth or revenue opportunities. Our inability to attract and retain sufficient qualified personnel to staff our government or third party funded research contracts may result in our inability to complete such contracts or terminations of such contracts, which may adversely impact financial conditions and results of operations.
We are subject to risks inherent in international operations.
Since we market our products both inside and outside the U.S., our success depends in part on our ability to secure international customers and our ability to manufacture products that meet foreign regulatory and commercial requirements in target markets. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of some of our technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements and other geopolitical risks, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, greater bonding and security requirements, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws. Any of these factors could adversely affect our results of operations and financial condition.
We source raw materials and parts for our products on a global basis, which subjects us to a number of potential risks, including the impact of export duties and quotas, trade protection measures imposed by the U.S. and other countries including tariffs, potential for labor unrest, changing global and regional economic conditions and current and changing regulatory environments. Changes to these factors may have an adverse effect on our ability to source raw materials and parts in line with our current cost structure.
Although our reporting currency is the U.S. dollar, we conduct our business and incur costs in the local currency of most countries in which we operate. As a result, we are subject to currency translation and transaction risk. Changes in exchange rates between foreign currencies and the U.S. dollar could affect our net sales and cost of sales and could result in exchange gains or losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations.
We could also expand our business into new and emerging markets, many of which have an uncertain regulatory environment relating to currency policy. Conducting business in such markets could cause our exposure to changes in exchange rates to increase, due to the relatively high volatility associated with emerging market currencies and potentially longer payment terms for our proceeds. Our ability to hedge foreign currency exposure is dependent on our credit profile with financial institutions that are willing and able to do business with us. Deterioration in our credit position or a significant tightening of the credit market conditions could limit our ability to hedge our foreign currency exposure and, therefore, result in exchange gains or losses.

Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares from us is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The selling stockholders will not receive any proceeds from the exercise of the underwriters’ option to purchase additional shares from us.
We intend to use approximately $87.3 million of the net proceeds of this offering to pay off all amounts outstanding under the Orion Credit Agreement to the Orion Agent and its affiliated lenders (which are the selling stockholders in this offering). As of the date of this prospectus supplement, the Orion Credit Agreement has an outstanding balance of $80 million, a cash interest rate of 9.9% per annum, a payment-in-kind interest rate of 2.05% per annum, a maturity date of October 31, 2027, and prepayment premiums in the amount of 5%, or $4 million, assuming such amounts are paid on or prior to December 11, 2020, as well as interest accrued through the date of repayment. If such amounts are not paid on or prior to December 11, 2020, the waiver of prepayment premiums granted via the payoff letter with the Orion Agent will expire and such prepayment premiums will total approximately $14.9 million. See the section entitled “Prospectus Supplement Summary — Orion Credit Agreement” for information about such pay off and such prepayment premiums.
Additionally, to the extent that there are proceeds remaining after the repayment of all amounts outstanding under the Orion Credit Agreement, we may also use a portion of the net proceeds of this offering to pay all or a portion of the principal redemption price of the issued and outstanding Series 1 Preferred Shares of one of our subsidiaries, FCE Ltd., together with accrued and unpaid dividends thereon, which accrue at an annual rate of 15% on the principal redemption price and any accrued and unpaid dividends, and any tax liabilities associated therewith (which may be up to Cdn. $3.5 million). As of the date of this prospectus supplement, all of the Series 1 Preferred Shares are held by Enbridge Inc. Pursuant to the terms of the Series 1 Preferred Shares, the principal redemption price for the Series 1 Preferred Shares plus all accrued and unpaid dividends must be paid in full on or before December 31, 2021; however, under the second amendment to the Orion Credit Agreement, we must pay such amounts in full (or deposit in a separate account sufficient cash to pay such amounts in full) on or prior to November 1, 2021. As of the date of this prospectus supplement, the aggregate amount of all accrued and unpaid dividends to be paid on the Series 1 Preferred Shares on December 31, 2021 is expected to be Cdn. $26.5 million and the balance of the principal redemption price to be paid on December 31, 2021 with respect to all of the Series 1 Preferred Shares is expected to be Cdn. $3.5 million.
We may also use a portion of the net proceeds of this offering to make certain other payments to lenders, including to: (i) the Connecticut Green Bank, which provided us with a corporate loan that has an interest rate of 8% per annum, a maturity date of December 20, 2021, and an outstanding principal balance of $4.8 million as of the date of this prospectus supplement, and/or (ii) Liberty Bank, which provided us with the PPP Loan, which, as evidenced by the PPP Note, has an interest rate of 1% per annum, a maturity date of April 16, 2022 (which date may be extended to April 16, 2025 in accordance with the PPP Flexibility Act), and an outstanding principal balance of $6.5 million as of the date of this prospectus supplement, to the extent that the PPP Loan is not forgiven in accordance with the terms of the CARES Act.
Our original $14.5 million draw under the Orion Credit Agreement was used to repay outstanding debt, fund dividends paid to the holders of our Series B Preferred Stock, and pay third party costs and expenses associated with closing on the Orion Credit Agreement, and our second $65.5 million draw under the Orion Credit Agreement was used to repay outstanding third party debt with respect to certain projects and has been and is being used to fund remaining going forward construction costs and capital expenditures relating to certain projects. The funds under the Connecticut Green Bank loan agreement were used for expenditures in connection with the project being constructed by our project subsidiary, Groton Station Fuel Cell, LLC. The funds received under the PPP Note were used solely for payroll in accordance with the requirements of the CARES Act.
A description of the Series 1 Preferred Shares, the Orion Credit Agreement, our loan agreement with the Connecticut Green Bank, and the PPP Note can be found in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, filed with the SEC on September 10, 2020.

Finally, we may also the net proceeds of this offering to accelerate the development and commercialization of our solid oxide platform and for project development, project financing, working capital support and general corporate purposes.
Due to the fact that we regularly review and evaluate our liquidity needs for various purposes, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty, other than the repayment of amounts outstanding under the Orion Credit Agreement. As such, other than the repayment of amounts outstanding under the Orion Credit Agreement, we have not specifically allocated the net proceeds among these purposes as of the date of this prospectus supplement. Such decisions will depend on market conditions and our liquidity needs as they evolve over time. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment grade, interest bearing instruments or hold them as cash.
Other than with respect to the repayment of all amounts outstanding under the Orion Credit Agreement, our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.
We will not receive any proceeds from the sale of common stock by the selling stockholders.

Capitalization
The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2020:
•
on a historical basis;

•
on an as adjusted basis, after giving effect to (1) our sale on October 2, 2020 of 50,025,000 shares of our common stock in a public offering for net proceeds of approximately $98.3 million and (2) the exercise of outstanding warrants to purchase 5,300,000 shares of our common stock on October 6, 2020 for an aggregate exercise price of approximately $1.3 million (together, the “Capitalization Transactions”); and

•
on a further as adjusted basis to reflect the issuance and sale of shares of our common stock offered by us in this offering at a public offering price of $     per share, and the application of a portion of the proceeds to repay the Orion Credit Agreement in full.

You should read this table together with “Use of Proceeds” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial data, each included in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement. Cash and cash equivalents are not components of our total capitalization.
	As of July 31, 2020
(in thousands)	Historical	As Adjusted for the Capitalization Transactions	As Further Adjusted for This Offering(1)
	(unaudited)
Cash and cash equivalents, unrestricted	$66,284	$165,821	$
Long-term debt and financing obligations, including current portion of long-term debt and financing obligations	$166,245	$166,245	$
Stockholders’ equity:
Common stock ($0.0001 par value); 337,500,000 shares authorized; 236,172,797 shares issued and outstanding, actual, 291,497,797 shares issued and outstanding, as adjusted and shares issued and outstanding, as further adjusted	24	29
Additional paid-in capital	1,242,518	1,342,055
Accumulated deficit	(1,145,340)	(1,145,340)
Accumulated other comprehensive loss	(877)	(877)		(877)
Treasury stock, Common, at cost (44,322 shares)	(403)	(403)		(403)
Deferred compensation	403	403		403
Total stockholders’ equity:	96,325	195,867
Total capitalization	$262,570	$362,112	$

(1)
Reflects net proceeds from this offering of $          million and the application of approximately $87.3 million to pay off all amounts outstanding under the Orion Credit Agreement, including prepayment premiums of $4 million as well as interest accrued through the date of the repayment that will be repayable by us. See “Use of Proceeds.” Also reflects adjustments for the outstanding debt under the Orion Credit Agreement as of July 31, 2020 of $72.5 million ($80 million net of $7.5 million of unamortized debt issuance costs and discount) and the impact to accumulated deficit from the prepayment premium of $4 million.

The number of shares of our common stock outstanding is based on 236,172,797 shares of our common stock outstanding as of July 31, 2020, and excludes:

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37,837 shares of common stock reserved for issuance upon conversion of all of the issued and outstanding shares of our Series B Preferred Stock as of July 31, 2020;

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8,964,114 shares of our common stock reserved for issuance upon exercise of our outstanding warrants as of July 31, 2020;

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697,889 shares of our common stock reserved, as of July 31, 2020, for issuance upon time-based vesting of RSUs granted under our equity incentive plans;

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500,000 shares of common stock that may become issuable in settlement of RSUs granted pursuant to an employment agreement, effective as of August 26, 2019, between us and Jason Few, our President and Chief Executive Officer, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of certain stock price performance goals;

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23,891 shares of common stock reserved, as of July 31, 2020, for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23;

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2,897,086 shares of our common stock reserved, as of July 31, 2020, for future grants of awards under our equity incentive plans; and

•
30,248 shares of our common stock reserved, as of July 31, 2020, for future issuance under our employee stock purchase plans.

Dilution
If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of July 31, 2020 was approximately $131.8 million, or approximately $0.56 per outstanding share of common stock. “Net tangible book value” is total assets, minus goodwill and intangible assets, minus total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding, assuming conversion of all outstanding shares of our Series B Preferred Stock into common stock.
Our pro forma net tangible book value as of July 31, 2020 was $231.4 million, or $0.79 per share. Our pro forma net tangible book value per share represents our historical net tangible book value as of July 31, 2020, after giving effect to:
•
our sale on October 2, 2020 of 50,025,000 shares of our common stock in a public offering for net proceeds of approximately $98.3 million; and

•
the exercise of outstanding warrants to purchase 5,300,000 shares of our common stock on October 6, 2020 for an aggregate exercise price of approximately $1.3 million.

After giving effect to the pro forma adjustments above and the sale of              shares of our common stock in this offering at a public offering price of $          per share, and after deducting the underwriting commissions and our estimated offering expenses, our pro forma as adjusted net tangible book value as of July 31, 2020 would have been approximately $          million, or approximately $          per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $          per share to existing stockholders and an immediate dilution of approximately $          per share to new investors. The following table illustrates this calculation on a per share basis:
Public offering price per share			$
Pro forma net tangible book value per share as of July 31, 2020		$0.79
Increase in pro forma net tangible book value per share attributable to the offering	$
Adjusted pro forma net tangible book value per share as of July 31, 2020, after giving effect to the offering			$
Dilution per share to new investors in the offering			$
If the underwriters were to fully exercise their option to purchase additional shares of our common stock, the adjusted pro forma net tangible book value per share as of July 31, 2020, after giving effect to the offering, would be $          per share, and the dilution in adjusted pro forma net tangible book value per share to new investors purchasing our common stock in this offering would be $          per share.
The foregoing table is based on 291,535,634 shares of common stock outstanding (including 236,172,797 shares outstanding as of July 31, 2020. 50,025,000 shares issued in the October 2, 2020 public offering and 5,300,000 shares issued as a result of the October 6, 2020 warrant exercise described above). This calculation is on an “as converted” basis assuming the conversion of all outstanding shares of our Series B Preferred Stock into 37,837 shares of common stock (refer to the “Description of Capital Stock” section of this prospectus supplement beginning on page S- 39 for share amounts assumed in conversion of the Series B Preferred Stock to common stock). This number of shares also excludes:
•
3,664,114 shares of our common stock reserved for issuance upon exercise of our outstanding warrants as of July 31, 2020 (after giving effect to the exercise by the selling stockholders of warrants to purchase 5,300,000 shares of our common stock on October 6, 2020);

•
697,889 shares of our common stock reserved, as of July 31, 2020, for issuance upon time-based vesting of RSUs granted under our equity incentive plans;

•
500,000 shares of common stock that may become issuable in settlement of RSUs granted pursuant to an employment agreement, effective as of August 26, 2019, between us and Jason Few, our

President and Chief Executive Officer, with the issuance of such shares (and the number of shares to actually be issued) being contingent on achievement of certain stock price performance goals;
•
23,891 shares of common stock reserved, as of July 31, 2020, for future issuance upon exercise of outstanding options to purchase common stock, with a weighted average exercise price of $91.23;

•
2,897,086 shares of our common stock reserved, as of July 31, 2020, for future grants of awards under our equity incentive plans; and

•
30,248 shares of our common stock reserved, as of July 31, 2020, for future issuance under our employee stock purchase plans.

We will not receive any proceeds from the sale of common stock by the selling stockholders. Accordingly, there will be no dilutive impact as a result of such sale by the selling stockholders.
To the extent that outstanding warrants or options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description of Capital Stock
General
The following is a summary of the rights of our common stock and preferred stock, and related provisions of our Certificate of Incorporation and By-laws. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation (including the Amended Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”)) and the By-laws.
Authorized and Outstanding Capital Stock
Under our Certificate of Incorporation, we are authorized to issue 337,500,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock, which is referred to herein as “Series B Preferred Stock”. Pursuant to our Certificate of Incorporation, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series.
As of November 27, 2020, 294,706,758 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.
As of November 27, 2020, we were obligated, if and when the holders exercise their conversion rights, to issue 37,837 shares of our common stock upon conversion of all of the issued and outstanding Series B Preferred Stock.
As of November 27, 2020, there were outstanding options to purchase 23,891 shares of our common stock under our equity incentive plans, 1,195,398 shares of our common stock were reserved for issuance upon time-based vesting of outstanding RSUs granted under our equity incentive plans, 2,938,564 shares of our common stock were reserved for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plans, and 30,248 shares of our common stock were reserved for future issuance under our employee stock purchase plan.
As of November 27, 2020, there were outstanding warrants to purchase up to 2,700,000 shares of our common stock held by the selling stockholders, which were issued pursuant to the Orion Credit Agreement. The exercise price of these warrants is $0.242 per share, and the expiration date of such warrants is November 22, 2028.
As of November 27, 2020, there were also other outstanding warrants (the Series C Warrants dated May 3, 2017) to purchase up to 964,114 shares of our common stock. The exercise price of these warrants is $19.20, and the expiration date of such warrants is May 2, 2022.
As of November 27, 2020, there were 109 holders of record of our common stock.
Common Stock
Voting Rights.   The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock. (The voting rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).
Dividends.   Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding. (The dividend rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. (The liquidation and other rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”).
Other Rights.   Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Listing on The Nasdaq Global Market.   Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York.
Series B Preferred Stock
Ranking.   Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
•
senior to shares of our common stock;

•
junior to our debt obligations; and

•
effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends.   The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.
The dividend rate is subject to upward adjustment as set forth in the Series B Certificate of Designation if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock. The dividend rate is also subject to upward adjustment as set forth in the Registration Rights Agreement entered into with the initial purchasers of the Series B Preferred Stock (the “Registration Rights Agreement”) if we fail to satisfy our registration obligations with respect to the Series B Preferred Stock (or the underlying shares of common stock) under the Registration Rights Agreement.
No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf  (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid dividends on the Series B Preferred Stock have been paid or funds or shares of common stock have been set aside for payment of such accumulated and unpaid dividends.
The dividend on the Series B Preferred Stock may be paid in cash or, at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these shares of common stock into the public market.
Liquidation.   The holders of Series B Preferred Stock are entitled to receive, in the event that the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. As of July 31, 2020 and October 31, 2020, the issued and outstanding shares of Series B Preferred Stock had an aggregate Liquidation Preference of $64.0 million.
Conversion Rights.   Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.591 shares of our common stock (which is equivalent to an initial conversion price of $1,692.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.
We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($1,692.00 per share as of July 31, 2020 and October 31, 2020) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.
If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.
The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of our common stock.
Redemption.   We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or a portion of their shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:
•
any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

•
during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66 2∕3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;

•
the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or

•
we (i) consolidate with or merge with or into another person or another person merges with or into our Company or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and certain of its subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation described in clause (i), the securities that are outstanding immediately prior to such transaction (and which represent 100% of the aggregate voting power of our voting stock) are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of the Series B Preferred Stock will not have the right to require us to redeem their shares if:
•
the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

•
at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

•
in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is affected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all shares of Series B Preferred Stock validly tendered and not withdrawn.
We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act of 1933, as amended (the “Securities Act”), and which are eligible for immediate sale in the public market by non-affiliates of our Company.
Voting Rights.   Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors. We previously failed to make timely payment of the accrued dividends on the Series B Preferred Stock with respect to the May 15, 2019 and August 15, 2019 dividend payment dates. Such amounts were fully paid on or about November 15, 2019.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.
Anti-Takeover Provisions
Provisions of our Certificate of Incorporation and By-laws.   A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by our stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
Delaware Anti-Takeover Provisions.   We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
•
before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.

Selling Stockholders
We present the information below based on 294,706,758 shares of our common stock outstanding on November 27, 2020.
The selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates other than in connection with the Orion Credit Agreement entered into with the selling stockholders (as lenders) and the Orion Agent on October 31, 2019 and amended on November 22, 2019, January 20, 2020, February 11, 2020, April 30, 2020 and June 8, 2020, which, among other things, provided for the issuance of warrants to purchase up to 20,000,000 shares of our common stock to the selling stockholders and provides the selling stockholders with board observer rights pursuant to which the selling stockholders have two non-voting board observer seats, which were held by Gerrit Nicholas and Rui Viana until their resignation on September 7, 2020. Of the warrants issued to the selling stockholders, as of November 27, 2020, only warrants to purchase up to 2,700,000 shares of our common stock, at an exercise price of $0.242, were still outstanding.
Each stockholder’s percentage ownership before the offering is based on common stock outstanding as of November 27, 2020. Each stockholder’s percentage ownership after the offering is based on common stock outstanding immediately after the completion of this offering.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to warrants that are currently exercisable or exercisable within 60 days of November 27, 2020 are deemed to be outstanding and beneficially owned by the person holding the warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
Under the terms of the warrants, a holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise; provided, however, that the holder may increase or decrease this limitation at any time, although any increase shall not be effective until the 61st day following the notice of increase. The number of shares in the table below does not reflect this limitation. The information in the table below and the footnotes to the table below are based on information provided to us by the selling stockholders and are accurate to the best of our knowledge as of the date of this prospectus supplement.

	Shares Beneficially Owned Before the Offering and After the Offering
Name of selling stockholder	Shares Beneficially Owned Before the Offering(1)	Percentage of Shares Beneficially Owned Before the Offering	Number of Shares Offered	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Orion Energy Credit Opportunities Fund II, L.P.(2)	4,018,794(3)	1.36%	3,395,056	623,738(3)	*
Orion Energy Credit Opportunities Fund II PV, L.P.(2)	6,457,986(4)	2.18%	5,455,673	1,002,313(4)	*
Orion Energy Credit Opportunities Fund II GPFA, L.P.(2)	395,920(5)	*	334,471	61,449(5)	*
Orion Energy Credit Opportunities FuelCell Co-Invest, L.P.(2)	6,523,620(6)	2.21%	5,511,120	1,012,500(6)	*
Totals	17,396,320	5.89%	14,696,320	2,700,000	*

*
Less than 1%.

(1)
Consists solely of shares of common stock issued or issuable upon exercise of the warrants issued to the selling stockholders pursuant to the Orion Facility.

(2)
Orion Energy Partners, L.P. is the manager of the selling stockholder and a registered investment adviser. As members of the Investment Committee of Orion Energy Partners, L.P., Nazar Massouh, Gerrit Nicholas, Robert Rusk, and Rui Viana share voting and investment power over the shares held by the selling stockholder. The selling stockholder’s address is 292 Madison Avenue, Suite 2500, New York, New York 10017.

(3)
Includes 623,738 shares issuable upon the exercise of outstanding warrants which, as described in the paragraph immediately prior to this table, are included herein without giving effect to the provisions of the warrants that limit the exercise thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

(4)
Includes 1,002,313 shares issuable upon the exercise of outstanding warrants which, as described in the paragraph immediately prior to this table, are included herein without giving effect to the provisions of the warrants that limit the exercise thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

(5)
Includes 61,449 shares issuable upon the exercise of outstanding warrants which, as described in the paragraph immediately prior to this table, are included herein without giving effect to the provisions of the warrants that limit the exercise thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

(6)
Includes 1,012,500 shares issuable upon the exercise of outstanding warrants which, as described in the paragraph immediately prior to this table, are included herein without giving effect to the provisions of the warrants that limit the exercise thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

Material U.S. Federal Income and Estate Tax Consequences
For Non-U.S. Holders of Common Stock
The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. This summary deals only with common stock that is held as a capital asset by a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of our common stock, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock. If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. In addition, this discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special tax treatment under the U.S. federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
Distributions of cash or other property (other than certain pro rata distributions of our stock) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a tax-free return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “— Gain on Disposition of Our Common Stock.”
Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding pursuant to a treaty, you will be required to provide a properly executed applicable IRS Form W-8BEN or W-8BEN-E (as applicable) certifying your entitlement to benefits under the treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form

W-8ECI in order to claim an exemption from withholding. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Gain on Disposition of Our Common Stock
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the Internal Revenue Service (“IRS”) in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”) require a U.S. federal income tax withholding of 30% on payments of dividends on our common stock, as well as of gross proceeds of dispositions of our common stock, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation (typically on IRS Form W-8BEN-E), evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation (typically on IRS Form W-8BEN-E), evidencing either (x) an exemption from FATCA or (y) adequate information regarding substantial United States beneficial owners of such entity (if any). Under recently proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or other disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax advisor regarding the effects of FATCA on your investment in our common stock.
Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

Underwriting
We and the selling stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as sole book running manager of the offering and as representative of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Total
The underwriters are committed to purchase all the shares of common stock offered by us and the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to           additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us and the selling stockholders per share of common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total paid by us	$	$
Total paid by selling stockholders	$	$
Total	$	$
We estimate that the total expenses of this offering to us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding our underwriting discounts and commissions, will be approximately $      . The selling stockholders estimate that the total expenses of this offering to them, including registration, filing and listing fees, printing fees and legal and accounting expenses, but

excluding the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters for expenses relating to compliance with Blue Sky laws in an amount not to exceed $5,000.
A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed, subject to certain limited exceptions, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.
The restrictions described above do not apply to certain transactions, including (i) the issuance of shares of our common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan or employee stock purchase plan in effect as of the closing of this offering and described in this prospectus supplement; and (iii) shares of common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship or any acquisition of assets or acquisition of equity of another entity; provided that the aggregate number of shares issued pursuant to clause (iii) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the closing of this offering and that we cause each recipient of such securities to execute and deliver to the representatives of the underwriters, on or prior to the issuance of such securities, a lock-up agreement on the same terms as the lock-up agreement referred to below.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which would reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to the Company from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to the Company in connection with the vesting, settlement or exercise of RSUs, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, provided that any such RSUs, options, warrants or rights are held by the applicable lock-up party pursuant to agreements or equity awards granted under a stock incentive plan or other equity award plan, which agreement or plan is described in this prospectus supplement or the accompanying prospectus; or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all stockholders involving a change in control, provided that, if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) the exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus supplement or the accompanying prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period; and (e) the transfer of our common stock to the underwriters pursuant to the underwriting agreement for this offering.
J.P. Morgan Securities LLC (on behalf of the underwriters), in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
J.P. Morgan Securities LLC, the lead book-running manager in our common stock offering that we consummated on October 2, 2020, is waiving lock-up restrictions entered into in connection with that offering with respect to all of the shares being sold in this offering by us and the selling stockholders. In addition, J.P. Morgan Securities LLC is also waiving all remaining lock-up restrictions applicable to the selling stockholders effective from the date of this prospectus supplement (including with respect to the warrants to purchase 2,700,000 shares of our common stock issued to the selling stockholders pursuant to the Orion Credit Agreement), and the selling stockholders are not entering into new lock-up agreements in connection with this offering.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and/or selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
General
Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the bookrunners for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us, the selling stockholders or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters, the selling stockholders and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of our common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the bookrunners has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus

Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares of our common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our common stock offered hereunder.
Notice to prospective investors in the United Arab Emirates
The shares of our common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Australia
This prospectus supplement and the accompanying prospectus:
•
does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act, and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to the selling stockholders and us that you are an Exempt Investor.
As any offer of shares of our common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to the selling stockholders and us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares of our common stock or caused the shares of our common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of our common stock or cause the shares of our common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Legal Matters
The validity of the shares of common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts. Davis Polk & Wardwell LLP is acting as counsel for the underwriters in connection with various legal matters relating to the shares of common stock offered hereby. Greenberg Traurig, LLP is acting as counsel for the selling stockholders in connection with various legal matters relating to the shares of common stock offered hereby.
Experts
The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2019 and 2018, and for each of the years in the three-year period ended October 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the October 31, 2019 financial statements refers to a change in the Company’s method of accounting for revenue due to the adoption of new accounting guidance.
Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. The SEC maintains an Internet web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public on the “Investors & Media” tab of our web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements and documents for information that may be important to you. The registration statement, exhibits and schedules are available on the SEC’s Internet web site.
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we complete or terminate the offering:
•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 filed with the SEC on January 22, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2020, April 30, 2020, and July 31, 2020, filed with the SEC on March 16, 2020, June 12, 2020, and September 10, 2020, respectively;

•
our Current Reports on Form 8-K filed with the SEC on November 6, 2019 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), November 25, 2019, December 12, 2019, December 20, 2019 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 13, 2020, February 13, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 21, 2020, March 20, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 7, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 9, 2020, April 24, 2020 (excluding Item 7.01), May 4, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 12, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 15, 2020, June 11, 2020, June 16, 2020, June 22, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 29, 2020, August 24, 2020, October 2, 2020 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), October 8, 2020, November 27, 2020, and December 1, 2020 (excluding Item 2.02); and

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
(203) 825-6000
Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS
Common Stock
This prospectus relates to shares of our common stock that we may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of the offering in supplements to this prospectus. This prospectus may be used to offer and sell our common stock for the account of persons other than us as provided in an applicable prospectus supplement or post-effective amendment or in documents incorporated by reference into this prospectus that we file with the Securities and Exchange Commission. You should read this prospectus and any prospectus supplement carefully before you invest.
Shares of our common stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of shares of our common stock in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any shares of our common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No shares of our common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of our common stock.
Our common stock is listed on the Nasdaq Global Market under the symbol “FCEL.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of our common stock unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is December 1, 2020.

Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that FuelCell Energy, Inc. (“FuelCell Energy,” the “Company,” “we,” “our,” “us” or similar terms) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the offering of our common stock.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices as described below under the heading “Where You Can Find Additional Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) about our financial condition, results of operations, plans, objectives, expectations, future performance and business. Statements preceded by, followed by or that include words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” or words or phrases of similar import are intended to identify some of the forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations and assumptions regarding the future. As such, the realization of matters expressed in forward-looking statements involves inherent risks and uncertainties. Our actual results and future events may differ materially from those set forth in or contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus, including under the heading “Risk Factors,” as well as any risks or uncertainties described in or incorporated by reference into any prospectus supplement. Any forward-looking statement contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.
Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference herein have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference herein.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):
•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 filed with the SEC on January 22, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2020, April 30, 2020, and July 31, 2020, filed with the SEC on March 16, 2020, June 12, 2020, and September 10, 2020, respectively;

•
our Current Reports on Form 8-K filed with the SEC on November 6, 2019 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), November 25, 2019, December 12, 2019, December 20, 2019 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 13, 2020, February 13, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 21, 2020, March 20, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 7, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), April 9, 2020, April 24, 2020 (excluding Item 7.01), May 4, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 12, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 15, 2020, June 11, 2020, June 16, 2020, June 22, 2020 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 29, 2020, August 24, 2020, October 2, 2020 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3 of Item 9.01), October 8, 2020, and November 27, 2020; and

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
FuelCell Energy, Inc.
Attention: Corporate Secretary
3 Great Pasture Road
Danbury, Connecticut 06810
Telephone: (203) 825-6000
Our SEC filings are also available to the public on the “Investors & Media” tab of our web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.

OUR COMPANY
FuelCell Energy, Inc.
FuelCell Energy, Inc. is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, we are uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and South Korea, and we are pursuing opportunities in other countries around the world.
FuelCell Energy, based in Connecticut, was founded in 1969 as a New York corporation to provide applied research and development services on a contract basis. We completed our initial public offering in 1992 and reincorporated in Delaware in 1999. We began selling stationary fuel cell power plants commercially in 2003.
Our business model is based on multiple revenue streams, including power platform and component sales; recurring service revenue, mainly through long-term service agreements; recurring electricity, capacity and renewable attribute sales under power purchase agreements (“PPAs”) and tariffs for projects we retain in our generation portfolio; and revenue from public and private industry research contracts under Advanced Technologies.
We are a complete solutions provider, controlling the design, manufacturing, sales, installation, operations and maintenance of our patented fuel cell technology under long-term power purchase and service agreements. When principally utilizing long-term PPAs, the end-user of the power or utility hosts the installation and only pays for power as it is delivered, avoiding up-front capital investment. We also develop projects and sell equipment directly to customers, providing a complete solution of engineering, installing and servicing the fuel cell power plant under an engineering, procurement and construction agreement and a long-term maintenance and service agreement. FuelCell Energy maintains the long-term recurring service obligation and associated revenues running conterminous with the life of the project.
Corporate Information
Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.
In this prospectus, unless otherwise stated or the context otherwise requires, references to “FuelCell Energy,” the “Company,” “we,” “us” and “our” and similar references refer to FuelCell Energy, Inc. and our consolidated subsidiaries.
RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from our sale of common stock under this prospectus for general corporate purposes, which may include future investments in businesses, products, services and/or technologies, including strategic growth opportunities, the repayment, redemption or refinancing of indebtedness, research with respect to and the development of our products, working capital, capital expenditures, and acquisitions and repurchases of our securities. We may set forth additional information on the use of proceeds from the sale of the common stock we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.
We will not receive proceeds from any sales of securities by the account of persons other than us.
DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated By-laws (the “By-laws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our By-laws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.
Authorized and Outstanding Capital Stock
Under our Certificate of Incorporation, we are authorized to issue 337,500,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”). Pursuant to our Certificate of Incorporation, our undesignated shares of preferred stock include all of our shares of preferred stock that were previously designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as all such shares have been retired and therefore have the status of authorized and unissued shares of preferred stock undesignated as to series.
As of November 27, 2020, 294,706,758 shares of our common stock were issued and outstanding and 64,020 shares of our Series B Preferred Stock were issued and outstanding. No other shares of our preferred stock were issued and outstanding.
As of November 27, 2020, we were obligated, if and when the holders exercise their conversion rights, to issue approximately 37,837 shares of our common stock upon conversion of all of the issued and outstanding Series B Preferred Stock.
As of November 27, 2020, there were outstanding options to purchase 23,891 shares of our common stock under our equity incentive plans, 1,195,398 shares of our common stock were reserved for issuance upon time-based vesting of outstanding restricted stock units (“RSUs”) granted under our equity incentive plans, 2,938,564 shares of our common stock were reserved for potential issuance in connection with the settlement of performance-based RSUs under our equity incentive plans, and 30,248 shares of our common stock were reserved for future issuance under our employee stock purchase plan.
As of November 27, 2020, there were outstanding warrants to purchase up to 2,700,000 shares of our common stock held by Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities FuelCell Co-Invest, L.P. These warrants were issued pursuant to our senior secured credit facility with Orion Energy Partners Investment Agent, LLC, as administrative agent and collateral agent, and these affiliated lenders. The exercise price of these warrants is $0.242 per share, and the expiration date of such warrants is November 22, 2028.

As of November 27, 2020, there were also other outstanding warrants (Series C Warrants to Purchase Common Stock, dated May 3, 2017) to purchase up to 964,114 shares of our common stock. The exercise price of these warrants is $19.20, and the expiration date of such warrants is May 2, 2022.
As of November 27, 2020, there were 109 holders of record of our common stock.
Common Stock
Voting Rights.   The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders (including the election of directors in uncontested elections) must be approved by a majority of the votes properly cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock. (The voting rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).
Dividends.   Holders of our common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any of our preferred stock then outstanding. (The dividend rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”). Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. (The liquidation and other rights of the outstanding Series B Preferred Stock are described below under the heading “Series B Preferred Stock”).
Other Rights.   Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Listing on The Nasdaq Global Market.   Our common stock is listed on The Nasdaq Global Market under the symbol “FCEL.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York.
Series B Preferred Stock
Ranking.   Shares of our Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:
•
senior to shares of our common stock;

•
junior to our debt obligations; and

•
effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends.   The Series B Preferred Stock pays cumulative annual dividends of $50.00 per share, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends accumulate and are cumulative from the date of original issuance. Unpaid accumulated dividends do not bear interest.
The dividend rate is subject to upward adjustment as set forth in the Amended Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”) if we fail to pay, or to set apart funds to pay, any quarterly dividend on the Series B Preferred Stock. The dividend rate is also subject to upward adjustment as set forth in the Registration Rights Agreement entered into with the initial purchasers of the Series B Preferred Stock (the “Registration Rights Agreement”) if we fail to satisfy our registration obligations with respect to the Series B Preferred Stock (or the underlying shares of common stock) under the Registration Rights Agreement.
No dividends or other distributions may be paid or set apart for payment on our common stock (other than a dividend payable solely in shares of a like or junior ranking), nor may any stock junior to or on parity with the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for such stock) by us or on our behalf  (except by conversion into or exchange for shares of a like or junior ranking), unless all accumulated and unpaid dividends on the Series B Preferred Stock have been paid or funds or shares of common stock have been set aside for payment of such accumulated and unpaid dividends.
The dividend on the Series B Preferred Stock may be paid in cash or, at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these shares of common stock into the public market.
Liquidation.   The holders of Series B Preferred Stock are entitled to receive, in the event that the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000.00 per share plus all accumulated and unpaid dividends up to but excluding the date of such liquidation, dissolution, or winding up (the “Liquidation Preference”). Until the holders of Series B Preferred Stock receive the Liquidation Preference with respect to their shares of Series B Preferred Stock in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B Preferred Stock will not be entitled to receive any further distribution of our assets. As of July 31, 2020 and October 31, 2020, the issued and outstanding shares of Series B Preferred Stock had an aggregate Liquidation Preference of $64.0 million.
Conversion Rights.   Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.591 shares of our common stock (which is equivalent to an initial conversion price of $1,692.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described in the Series B Certificate of Designation. The conversion rate is not adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are canceled.
We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then-prevailing conversion price ($1,692.00 per share as of July 31, 2020 and October 31, 2020) for 20 trading days during any consecutive 30 trading day period, as described in the Series B Certificate of Designation.
If the holders of Series B Preferred Stock elect to convert their shares in connection with certain “fundamental changes” (as defined in the Series B Certificate of Designation and described below), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Series B Certificate of Designation.
The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from certain dilutive transactions with holders of our common stock.
Redemption.   We do not have the option to redeem the Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or a portion of their shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change” (as further described in the Series B Certificate of Designation). A fundamental change will be deemed to have occurred if any of the following occurs:
•
any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

•
during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to our board of directors or whose nomination for election by the stockholders was approved by a vote of 66 2∕3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office;

•
the termination of trading of our common stock on The Nasdaq Stock Market and our common stock is not approved for trading or quoted on any other U.S. securities exchange or established over-the-counter trading market in the U.S.; or

•
we (i) consolidate with or merge with or into another person or another person merges with or into our Company or (ii) sell , assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and certain of its subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation described in clause (i), the securities that are outstanding immediately prior to such transaction (and which represent 100% of the aggregate voting power of our voting stock) are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into or exchanged for securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of the Series B Preferred Stock will not have the right to require us to redeem their shares if:
•
the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the Series B Preferred Stock immediately before the fundamental change or announcement;

•
at least 90% of the consideration (excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction or transactions, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

•
in the case of a merger or consolidation constituting a fundamental change (as described in the fourth bullet above), the transaction is affected solely to change our jurisdiction of incorporation.

Moreover, we will not be required to redeem any Series B Preferred Stock upon the occurrence of a fundamental change if a third party makes an offer to purchase the Series B Preferred Stock in the manner, at the price, at the times and otherwise in compliance with the requirements set forth above and such third party purchases all shares of Series B Preferred Stock validly tendered and not withdrawn.
We may, at our option, elect to pay the redemption price in cash, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or in any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act of 1933, as amended (the “Securities Act”), and which are eligible for immediate sale in the public market by non-affiliates of our Company.
Voting Rights.   Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Series B Certificate of Designation, if (a) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (b) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change. In each such event, the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of stock ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to the Company’s board of directors in addition to those directors already serving on the Company’s board of directors at such time (the “Series B Directors”), at the next annual meeting of the Company’s stockholders (or at a special meeting of the Company’s stockholders called for such purpose, whichever is earlier). The right to elect the Series B Directors will continue for each subsequent annual meeting of the Company’s stockholders until all dividends accumulated on the shares of Series B Preferred Stock have been fully paid or set aside for payment or the Company pays in full or sets aside for payment such redemption price, plus accrued but unpaid dividends, if any, on the redemption date for the shares of Series B Preferred Stock following a fundamental change. The term of office of any Series B Directors will terminate immediately upon the termination of the right of holders of Series B Preferred Stock to elect such Series B Directors, as described in this paragraph. Each holder of Series B Preferred Stock will have one vote for each share of Series B Preferred Stock held in the election of Series B Directors. We previously failed to make timely payment of the accrued dividends on the Series B Preferred Stock with respect to the May 15, 2019 and August 15, 2019 dividend payment dates. Such amounts were fully paid on or about November 15, 2019.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Certificate of Incorporation, including the Series B Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding shares of Series B Preferred Stock.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION,
AND BY-LAWS
The following description of certain provisions of Delaware law is only a summary. For a complete description, we refer you to the DGCL and to our Certificate of Incorporation and our By-laws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Anti-Takeover Provisions
Provisions of our Certificate of Incorporation and By-laws.   A number of provisions of our Certificate of Incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, certain advance notice requirements for stockholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by our stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
Delaware Anti-Takeover Provisions.   We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
•
before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our Certificate of Incorporation does not contain any such exclusion.
Exclusive Forum
Our By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers or other employees to the Company or our stockholders; (iii) any action asserting a claim against the Company or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our By-laws (as either may be amended from time to time); or (iv) any action asserting a claim against the Company or any of our directors or officers or other employees which claim is governed by the internal affairs doctrine.
Limitations of Directors’ Liability
Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•
for any breach of the director’s duty of loyalty to the Company or our stockholders;

•
for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL; or

•
for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Our Certificate of Incorporation provides that none of our directors will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent described above. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to our Certificate of Incorporation, our By-laws, applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
The shares of our common stock may be sold:
•
to or through underwriting syndicates represented by managing underwriters;

•
through one or more underwriters without a syndicate for them to offer and sell to the public;

•
through dealers or agents;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

•
to investors directly in negotiated sales or in competitively bid transactions.

We will describe the plan of distribution for any particular offering of our common stock in the accompanying prospectus supplement, in accordance with applicable law. The prospectus supplement will set forth the terms of the offering of our common stock, including the following:
•
the name or names of any underwriters;

•
the purchase price, the proceeds from that sale and the expected use of such proceeds;

•
any options under which underwriters may purchase additional shares from us or from a selling stockholder participating in such offering;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the shares of our common stock that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.
The shares of our common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the shares of our common stock in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the shares that they remarket.
We may authorize underwriters to solicit offers by institutions to purchase the shares of our common stock subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell shares of our common stock under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
Agents
We may also sell any of the shares of our common stock through agents designated by us from time to time. We will name any agent involved in the offer or sale of these shares and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.
Direct Sales
We may sell any of the shares of our common stock directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these shares.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of shares of our common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
LEGAL MATTERS
The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Foley & Lardner LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2019 and 2018, and for each of the years in the three-year period ended October 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the October 31, 2019 financial statements refers to a change in the Company’s method of accounting for revenue due to the adoption of new accounting guidance.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
Neither we nor the underwriters (if any) have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus or any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters (if any) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS SUPPLEMENT

34,518,539 Shares
Common Stock
Sole Book-Running Manager
J.P. Morgan
        , 2020